EXHIBIT 10.1



                           LOAN AND SECURITY AGREEMENT





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                                                                  Execution Copy


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                           LOAN AND SECURITY AGREEMENT


                                  by and among


                        OUTSOURCING SERVICES GROUP, INC.
                                   as Parent,

                                       and

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  as Borrowers,


                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 as the Lenders,

                                       and

                          FOOTHILL CAPITAL CORPORATION

                    as the Arranger and Administrative Agent,




                          Dated as of October 30, 2002


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                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of October 30, 2002, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, OUTSOURCING SERVICES GROUP, INC., a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

        The parties agree as follows:

1.      DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

               "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

               "Accounts" means all of Loan Parties' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.


               "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or its Affiliates for the account of Parent or its Subsidiaries.

               "Additional Documents" has the meaning set forth in Section 4.4.

               "Administrative Borrower" has the meaning set forth in Section 17.9.

               "Advances" has the meaning set forth in Section 2.1.

               "Aerosol"   means   Aerosol   Services   Company,   a  California
corporation.

               "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the


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securities  having  ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a general partner or joint venturer shall be deemed to be an Affiliate of such Person.

               "Agent" means Foothill, solely in its capacity as agent for the Lenders hereunder, and any successor thereto.

               "Agent's Account" means the account identified on Schedule A-1.

               "Agent Advances" has the meaning set forth in Section 2.3(e)(i).

               "Agent's Liens" means the Liens granted by Loan Parties to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

               "Agent-Related Persons" means Agent together with its Affiliates, officers, directors, employees, and agents.

               "Agreement" has the meaning set forth in the preamble hereto.

               "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) with respect to Advances, (i) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 2% times the Maximum Revolver Amount, (ii) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 1% times the Maximum Revolver Amount and (iii) during the period of time from and including the date that is the second anniversary of the Closing Date up to the Maturity Date, zero
(0); provided, however, that if this Agreement or the Revolver Commitment is terminated at any time after the first anniversary of the Closing Date based upon a material dispute between Loan Parties, on the one hand, and Agent, on the other hand, regarding discretionary reserves implemented by Agent pursuant to
Section 2.1(b), then the Applicable Prepayment Premium with respect to Advances otherwise payable hereunder shall be reduced by fifty percent (50%) so long as the following conditions are met: (A) no Default or Event of Default shall have occurred and be continuing, (B) the aggregate amount of the discretionary reserves implemented by Agent that are the subject of the dispute shall equal or exceed $4,000,000 and (C) such discretionary reserves shall have been implemented based on Agent's general assessment of Loan Parties' creditworthiness and cannot be tied to any specific items (it being understood and agreed that reserves implemented for taxes, dilution, inventory appraisals and the like would not constitute discretionary reserves for purposes of this clause (c)); provided, further, that if this Agreement or the Revolver Commitment is terminated at any time as a result of Loan Parties entering into a new financing arrangement with Wells Fargo or any Affiliate of Wells Fargo, then the Applicable Prepayment Premium with respect to Advances shall be deemed to be zero (0); and (b) with respect to Term Loans, (i) during the period of time from and after the date of the execution and delivery of this Agreement until and including December 31, 2003, 7% times the Term Loan Amount, (ii) from and after January 1, 2004 until


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and  including  December  31,  2004,  4% times the Term Loan  Amount;  provided, however, that if the Term Loans are terminated or refinanced simultaneously with the refinancing or termination of the Senior Subordinated Notes during such time period, the Applicable Prepayment Premium with respect to Term Loans shall be deemed to be zero (0), and (iii) from and after January 1, 2005 up to the
Maturity Date, zero (0);  provided,  further,  that if all or any portion of the
Term  Loans  are  prepaid  with  Sale/Casualty   Proceeds  pursuant  to  Section
2.4(b)(vi), the Applicable Prepayment Premium with respect to such prepayments shall be deemed to be zero (0).

               "Assignee" has the meaning set forth in Section 14.1.

               "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

               "Authorized Person" means any officer or other employee of Parent.

               "Availability" means, as of any date of determination (if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day), the amount that Borrowers are entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations (other than Bank Products Obligations) and all sublimits and reserves applicable hereunder).

               "Bank Product Agreements" means those certain agreements entered into from time to time by Parent or its Subsidiaries in connection with any of the Bank Products.

               "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Parent or its Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Borrower is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Parent or its Subsidiaries pursuant to the Bank Product Agreements.

               "Bank Products" means any service or facility extended to Parent or its Subsidiaries by Wells Fargo or any Affiliate of Wells Fargo including:
(a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements.

               "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Agent has established (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.

               "Bankruptcy  Code" means (i) the United States  Bankruptcy  Code,
(ii) the Bankruptcy and Insolvency Act (Canada), or (iii) the Companies' Creditors Arrangement Act


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(Canada),  as  applicable  and as in  effect  from  time to time or any  similar legislation in a relevant jurisdiction.

               "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Parent in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

               "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

               "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

               "Base Rate Margin" means 0.50 percentage points; provided, however, that if, as of any fiscal quarter of Parent commencing on or after
Parent's fiscal year ended December 31, 2002, EBITDA for the immediately preceding 12-month period equals or exceeds the following amount, then commencing on the first day of the fiscal month of Parent next following the receipt of the applicable Section 6.3 financial statements, "Base Rate Margin" shall have the meaning as set forth in the following table. The determination of EBITDA for purposes of this definition shall be based upon (i) in the case of each month of each of Parent's fiscal years, other than the last month thereof, the internal financial statements delivered to Agent pursuant to Section 6.3(a) and accompanied by a Compliance Certificate showing the calculation of EBITDA; and (ii) in the case of the last month of each of Parent's fiscal years, the fiscal year end audited financial statements delivered to Agent pursuant to
Section 6.3(b). Notwithstanding the foregoing, if Parent fails to deliver to Agent the financial statements required pursuant to Section 6.3, then for any such fiscal quarter the "Base Rate Margin" shall mean 0.50 percentage points.

        ------------------------------------------------------------------------
        Trailing 12-month EBITDA                 Base Rate Margin means:
        ------------------------------------------------------------------------
        greater than $26,500,000                 0.25 percentage points
        ------------------------------------------------------------------------
        $26,500,000 or less                      0.50 percentage points
        ------------------------------------------------------------------------

               "Board of Directors" means the board of directors of a Person duly authorized to act on behalf thereof.

               "Books" means all of each Loan Party's and its Subsidiaries' now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of each Loan Party's or its


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Subsidiaries'  Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

               "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

               "Borrowing" means a borrowing hereunder consisting of Advances (or term loans, in the case of the Term Loans) made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, in each case, to Administrative Borrower.

               "Borrowing Base" has the meaning set forth in Section 2.1.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

               "Canadian Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Agent, each of which is among Agent, one of the Guarantors (other than Parent) and one of the Cash Management Banks.

               "Canadian Employee Benefits Legislation" means the Canada Pension Plan Act (Canada), the Pension Benefits Standards Act (Canada), the Pension Benefits Act (Ontario), the Health Insurance Act (Ontario) and the Employment Standards Act (Ontario).

               "Canadian Guarantees" means those certain general and continuing guarantees executed and delivered by each of Kolmar Canada and OSG Ivers-Lee in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

               "Canadian Security Agreements" means security agreements executed and delivered by each of Kolmar Canada and OSG Ivers-Lee, in form and substance satisfactory to Agent.

               "Canadian Security Documents" means the Canadian Guarantees and the Canadian Security Agreements.

               "CapEx Deficiency" has the meaning set forth in Section 7.20(b).

               "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

               "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

               "Cash Collateral Account" means an account maintained by one or more Borrowers with a banking institution selected by Borrowers and reasonably acceptable to Agent


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pursuant to the terms of a control agreement, the form and substance of which is satisfactory to Agent.

               "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof that are either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) in an amount less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

               "Cash  Management  Bank" has the  meaning  set  forth in  Section
2.7(a).

               "Cash Management Account" has the meaning set forth in Section 2.7(a).

               "Cash Management Agreements" means, collectively, the U.S. Cash Management Agreements and the Canadian Cash Management Agreements.

               "Change of Control" means (a) Permitted Holders shall no longer collectively (i) hold, directly or indirectly, at least forty percent (40%) of the outstanding Stock of Parent or (ii) have the power by contract or by share ownership to elect a majority of the Board of Directors of Parent or (b) Parent or any Borrower ceases to directly own and control 100% of the outstanding capital Stock of each of their respective Restricted Subsidiaries extant as of the Closing Date.

               "CIPO" has the meaning set forth in Section 6.16(b).

               "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Agent sends Parent a written notice that each of the conditions precedent set forth in
Section 3.1 either have been satisfied or have been waived.

               "Closing Date Business Plan" means the set of Projections of Parent and its Subsidiaries (excluding Norwich) for the three (3) year period following the Closing Date (on a year by year basis, and for the one (1) year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

               "Code" means the Uniform Commercial Code, as in effect from time to time in the State of New York; provided, that to the extent that the Code is used to define any term herein or in the other Loan Documents and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that


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in the event that,  by reason of mandatory  provisions of law, any or all of the creation, attachment, perfection or priority of, or remedies with respect to, the Lender Group's security interest in any Collateral is governed by the Uniform Commercial Code, or other legislation governing such matters, as enacted and in effect from time to time in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code or such other legislation, as the case may be, as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such creation, attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

               "Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                        (a) Accounts,

                        (b) Books,

                        (c) Equipment,

                        (d) General Intangibles,

                        (e) Inventory,

                        (f) Investment Property,

                        (g) Negotiable Collateral,

                        (h) Real Property Collateral,

                        (i) any "commercial tort claims" as that term is defined in the Code, as set forth on Schedule C-2 hereto,

                        (j) money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                        (k) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, "commercial tort claims," deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

Notwithstanding anything to the contrary set forth in this definition of Collateral, Collateral shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license,


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charter or license agreement has not been or is not otherwise  obtained or under applicable law such prohibition cannot be waived; provided, that the foregoing exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the UCC or other applicable law or construed so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and liens upon any rights or interests of Borrowers in or to the proceeds thereof, including, without limitation, monies due or to become due under any such contract, lease, permit, license charter or license agreement (including any Accounts).

               "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

               "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Loan Parties.

               "Commitment" means, with respect to each Lender, its Revolver Commitment, its Term Loan Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, Term Loan Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

               "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.

               "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by the applicable Loan Party, Agent, and the applicable securities intermediary with respect to a Securities Account or the applicable bank with respect to a deposit account.

               "Copyrights" means all unregistered and registered copyrights owned or licensed by Loan Parties in any and all schematics, technology, know-how, computer software programs or applications (in both source code and object form code), documents, items, materials and all other works that are protectable under copyright law, and all registrations, applications for registrations, renewals and extensions thereof, whether now existing or acquired in the future.

               "Copyright   Security   Agreement"  means  a  copyright  security
agreement executed and delivered by each Loan Party and Agent, the form and substance of which is satisfactory to Agent.

               "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

               "DDA"  means  any  checking  or  other  demand  deposit   account
maintained by any Loan Party.


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               "Default"  means an event,  condition,  or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

               "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

               "Defaulting Lender Rate" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

               "Designated Account" means certain DDA of Administrative Borrower identified on Schedule D-1.

               "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Eligible Loan Parties' billings with respect to Accounts during such period (excluding extraordinary items).

               "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

               "Disbursement Letter" means an instructional letter executed and delivered by Parent to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

               "Dollars" or "$" means United States dollars.

               "Due Diligence Letter" means the due diligence letter sent by Agent's counsel to Parent, together with Parent's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

               "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries' (other than Norwich's):

                        (a) consolidated net earnings (or loss), as determined in accordance with GAAP,

                        (b) plus income tax expenses less income tax benefits,

                        (c) plus depreciation expenses,

                        (d) plus amortization expenses,

                        (e) plus net interest expense,


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


                        (f) plus non-cash non-recurring extraordinary items,

                        (g) plus non-cash net expenses due to implementation of changes in accounting standards or rules required in accordance with GAAP or post-closing SEC rule changes requiring a different accounting treatment,

                        (h) plus expenses attributable to Restructuring Charges,

                        (i) plus non-cash expenses attributable to compensation or incentives pursuant to a plan approved by the Parent's Board of Directors,

                        (j) plus a one-time cash expense attributable to the transactions contemplated by the Loan Documents that, after consultation with its accountants, Parent determines to expense rather than capitalize,

                        (k) minus any non-cash net gains, or plus any non-cash net losses, attributable to unrealized foreign currency translation adjustments, not to exceed $500,000,

                        (l) plus any non-cash losses, or minus any non-cash gains, attributable to a disposal of fixed assets, to the extent that such disposal constitutes a Permitted Disposition.

               "Eligible Accounts" means those Accounts created by one of the Eligible Loan Parties in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by Eligible Loan Parties under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date; provided, however, that Accounts created by OSG Ivers-Lee and Kolmar Canada shall not exceed $5,000,000 at any time. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Eligible Loan Parties. Eligible Accounts shall not include the following:

                        (a) Accounts that the Account Debtor has failed to pay within 90 days of the original invoice date; provided, however, that with respect to Accounts as to which Fashion Fare Cosmetics is the Account Debtor, an aggregate amount of up to $1,250,000 may be outstanding at any one time for more than 90 days and up to 120 days from the original invoice date;

                        (b) Accounts that the Account Debtor has failed to pay within 60 days after the due date;

                        (c) Accounts owed by an Account Debtor (or its Affiliates) where fifty percent (50%) or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                        (d) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Eligible Loan Party,

                        (e) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold (unless the Account Debtor and the applicable Eligible Loan Party have entered into an agreement with respect to the bill and hold terms that is acceptable to Agent in all respects in its sole and absolute discretion), or any other terms by reason of which the payment by the Account Debtor may be conditional,

                        (f) Accounts that are not payable in Dollars; provided, that Accounts created by OSG Ivers-Lee and Kolmar Canada and originated in Canada may be payable in Canadian dollars (subject to the $5,000,000 limitation specified above),

                        (g) Accounts with respect to which the Account Debtor either (i) is neither organized under nor qualified to do business in the United States, Canada or any state or province thereof or (ii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

                        (h) Accounts with respect to which the Account Debtor is either (i) the United States or Canada or any department, agency, or instrumentality of the United States or Canada (exclusive, however, of Accounts with respect to which the applicable Eligible Loan Party has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC
Section 3727 or the Financial Administration Act (Canada)), or (ii) any state of the United States or any province of Canada (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Eligible Loan Party has complied to Agent's satisfaction),

                        (i) Accounts with respect to which the Account Debtor is a creditor of any Eligible Loan Party, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

                        (j) Accounts with respect to an Account Debtor whose total obligations owing to Eligible Loan Parties exceed 10% (such percentage as applied to a particular Account Debtor being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

                        (k) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which an Eligible Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                        (l) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Eligible Loan Party has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

                        (m) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                        (n) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

                        (o) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or
(ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

                        (p) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Eligible Loan Party of the subject contract for goods or services.

               "Eligible Finished Goods Inventory" means Inventory of Eligible Loan Parties consisting of first quality finished goods held for sale in the ordinary course of Eligible Loan Parties' business located at one of the business locations of Eligible Loan Parties set forth on Schedule E-1 (or in-transit between any such locations), that complies with each of the representations and warranties respecting Eligible Finished Goods Inventory made by Eligible Loan Parties in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Eligible Loan Parties' historical accounting practices. An item of Inventory shall not be included in Eligible Finished Goods Inventory if:

                        (a) an Eligible Loan Party does not have good, valid, and marketable title thereto,

                        (b) it is not located at one of the locations in the United States or Canada set forth on Schedule E-1 or in transit from one such location to another such location,

                        (c) it is located on real property leased by an Eligible Loan Party or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

                        (d) it is not subject to a valid and perfected first priority security Agent's Lien,

                        (e) it consists of goods returned or rejected by an Eligible Loan Party's customers, or

                        (f) it consists of goods that are obsolete or slow moving, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in an Eligible Loan Party's business, bill and hold goods, defective goods, "seconds", or Inventory acquired on consignment.

               "Eligible Inventory" means, collectively, Eligible Finished Goods Inventory and Eligible Raw Materials Inventory.

               "Eligible Loan Party(ies)" means any and all of Borrowers, OSG Ivers-Lee and Kolmar Canada.

               "Eligible Raw Materials Inventory" means Inventory of Eligible Loan Parties consisting of raw materials, including packaging and components (the value of such packaging and components shall not exceed $4,000,000 at any time), to be used in Eligible Loan Parties' production process located at one of the business locations of Eligible Loan Parties set forth on Schedule E-1 (or in-transit between any such locations), that complies with each of the representations and warranties respecting Eligible Raw Materials Inventory made by Eligible Loan Parties in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Eligible Loan Parties' historical accounting practices. An item of Inventory shall not be included in Eligible Raw Materials Inventory if:

                        (a) an Eligible Loan Party does not have good, valid, and marketable title thereto,

                        (b) it is not located at one of the locations in the United States or Canada set forth on Schedule E-1 or in transit from one such location to another such location,

                        (c) it is located on real property leased by an Eligible Loan Party or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

                        (d) it is not subject to a valid and perfected first priority security Agent's Lien,

                        (e) it consists of goods returned or rejected, or

                        (f) it consists of goods that are obsolete or slow moving, work-in-process, finished goods, or goods that constitute spare parts, supplies used or consumed in an Eligible Loan Party's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

               "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date including, without limitation, a Related Fund, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Parent, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

               "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials from (a) any assets, properties, or businesses of any Loan Party or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party or any predecessor in interest.

               "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Loan Parties or their Subsidiaries, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq; the Toxic Substances Control Act, 15 U.S.C., Section 2601 et seq; the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et seq.;  the  Hazardous  Material  Transportation  Act, 49 U.S.C.
Section  1801 et seq.;  and the  Occupational  Safety and Health  Act, 29 U.S.C.
Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); the Canadian Environmental Protection Act (Canada); the Fisheries Act (Canada); the Environmental Protection Act (Ontario); the Environment Act (Nova Scotia); the Water Resource Act (Ontario); Environmental Protection and Enhancement Act (Alberta), Waste Management Act (British
Columbia), Environment Act (Manitoba), Contaminated Sites Remediation Act (Manitoba), Environment Quality Act (Quebec), any federal, state, province and local or foreign counterparts or equivalents, in each case as amended from time to time.

               "Environmental Liabilities and Costs" means all liabilities (including strict liability), monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation, environmental site assessments, and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any Environmental Action, claim or demand by any Governmental Authority or any third party, and which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any property presently or formerly owned by Parent or any of its Subsidiaries or a predecessor in interest, or (ii) any facility which received Hazardous Materials generated by Parent or any of its Subsidiaries or a predecessor in interest.

               "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

               "Equipment" means all of Loan Parties' now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

               "Event of Default" has the meaning set forth in Section 8.

               "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables and other liabilities of Eligible Loan Parties not reasonably within terms or aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

               "Excess Cash Flow Ratio" means, with respect to any period of determination, the ratio of (i)(a) EBITDA for such period less (b) capital expenditures made within such period to (ii) Interest Expense for such period.

               "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

               "Existing Lender" means BT Commercial Corporation.

               "Fee Letter" means that certain fee letter, dated as of even date herewith, among Borrowers and Agent, in form and substance satisfactory to Agent.

               "FEIN" means Federal Employer Identification Number.

               "FG Report" means an FG Held for Rework/Destruction report in a form substantially similar to the report(s) delivered to Agent prior to the Closing Date.

               "Foothill" means Foothill Capital Corporation, a California corporation.

               "Funding Date" means the date on which a Borrowing occurs.

               "Funding   Losses"   has  the   meaning   set  forth  in  Section
2.13(b)(ii).

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in
Section 7.20 hereof, Agent and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of any such covenant with the intent of having the respective positions of Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement, and, until any such amendments have been agreed upon by all Lenders, each covenant in Section 7.20 hereof shall be calculated as if no such change in GAAP had occurred.

               "General Intangibles" means all of Loan Parties' now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

               "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

               "Governmental Authority" means any federal, state, local, provincial, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

               "GSC Partners" means, collectively, GSC Partners CDO Fund III, Limited, a Cayman Islands entity, GSC Recovery II, L.P., a Delaware limited partnership, and GSC Recovery IIA, L.P., a Delaware limited partnership.

               "Guarantors" means Parent, OSG Ivers-Lee and Kolmar Canada.

               "Guarantor   Security   Agreement"  means  a  security  agreement
executed and delivered by Parent and Agent, the form and substance of which is satisfactory to Agent.

               "Guaranty"  means  that  certain  general   continuing   guaranty
executed and delivered by Parent in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

               "Hazardous Materials" shall include, without regard to amount and/or concentration (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing Hazardous Materials

               "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Parent or its Restricted Subsidiaries and Wells Fargo or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Parent's or its Restricted Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

               "Holdout Lender" has the meaning set forth in Section 15.2.

               "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Parent or its Restricted Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

               "Indemnified Liabilities" has the meaning set forth in Section 11.3.

               "Indemnified Person" has the meaning set forth in Section 11.3.

               "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

               "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

               "Intellectual Property Right" means any trademark, copyright, service mark, trade name, patent (including any registrations or applications for registration of any of the foregoing), license, or trade secret including, but not limited to, any such legal rights included in any schematics, technology, know-how, computer software programs or applications (in both source code and object code form) or in other tangible or intangible information or material.

               "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrowers, Guarantors and Agent, the form and substance of which is satisfactory to Agent.

               "Interest Coverage Ratio" means, for the relevant period, the ratio determined by dividing (a) EBITDA for such period by (b) all Interest Expense for such period.

               "Interest Expense" means, with respect to Parent and its Subsidiaries (other than Norwich) and during a particular period, total interest expense, as determined in accordance with GAAP, that is current and payable in cash during such period.

               "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, 3, or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Parent on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

               "Inventory" means all Loan Parties' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Loan Party as lessor, goods that are furnished by a Loan Party under a contract of service, and raw materials, work in process, or materials used or consumed in a Loan Party's business.

               "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

               "Investment Property" means all of Loan Parties' now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, or with respect to "money" and "security" as such terms are defined in the PPSA, and any and all supporting obligations in respect thereof.

               "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

               "Issuing Lender" means Foothill or any other Lender that, at the request of Parent and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

               "Judgment Conversion Date" has the meaning set forth in Section 2.16.

               "Judgment Currency" has the meaning set forth in Section 2.16.

               "Kolmar" means Kolmar Laboratories, Inc., a Delaware corporation.

               "Kolmar   Canada"   means  Kolmar   Canada  Inc.,  a  corporation
incorporated under the laws of Ontario, Canada.

               "Kolmar Mexico" means Kolmar Mexico, S.A. de CV, a Mexican corporation (sociedad anonima de capital variable).

               "L/C" has the meaning set forth in Section 2.12(a).

               "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

               "L/C Undertaking" has the meaning set forth in Section 2.12(a).

               "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

               "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

               "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Loan Party under any of the Loan Documents that are paid or incurred by any one or more members of the Lender Group, (b) fees or charges paid or incurred by any one or more members of the Lender Group in connection with any one or more members of the Lender Group's transactions with Loan Parties, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisals (including Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by any one or more members of the Lender Group in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by any one or more members of the Lender Group resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of any one or more members of the Lender Group related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or relationship of any one or more members of the Lender Group with any Loan Party or any other guarantor of the Obligations,
(h) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

               "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

               "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

               "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

               "Leverage Ratio" means a ratio determined as of the relevant calculation date by dividing (x) the Senior Debt as of the last day of the applicable period by (y) EBITDA for the immediately preceding 12-month period.

               "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

               "LIBOR Notice" means a written notice in the form of Exhibit L-1.

               "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve

Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

               "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

               "LIBOR Rate Margin" means 2.75 percentage points; provided, however, that if, as of any fiscal quarter of Parent commencing on or after
Parent's fiscal year ended December 31, 2002, EBITDA for the immediately preceding 12-month period equals or exceeds the following amount, then commencing on the first day of the fiscal month of Parent next following the receipt of the applicable Section 6.3 financial statements, "LIBOR Rate Margin" shall have the meaning as set forth in the following table. The determination of EBITDA for purposes of this definition shall be based upon (i) in the case of each month of each of Parent's fiscal years, other than the last month thereof, the internal financial statements delivered to Agent pursuant to Section 6.3(a) and accompanied by a Compliance Certificate showing the calculation of EBITDA; and (ii) in the case of the last month of each of Parent's fiscal years, the fiscal year end audited financial statements delivered to Agent pursuant to
Section 6.3(b). Notwithstanding the foregoing, if Parent fails to deliver to Agent the financial statements required pursuant to Section 6.3, then for any such fiscal quarter the "LIBOR Rate Margin" shall mean 2.75 percentage points.

        ------------------------------------------------------------------------
        Trailing 12-month EBITDA                 LIBOR Rate Margin means:
        ------------------------------------------------------------------------
        greater than $26,500,000                 2.50 percentage points
        ------------------------------------------------------------------------
        $26,500,000 or less                      2.75 percentage points
        ------------------------------------------------------------------------


               "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

               "Loan Account" has the meaning set forth in Section 2.10.

               "Loan   Documents"   means  this  Agreement,   the  Bank  Product
Agreements, the Cash Management Agreements, the Canadian Guarantees, the Canadian Security Agreements, the Cash Management Side Letter Agreement, the Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guarantor Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Officers' Certificate, the Patent Security Agreement, the Securities Pledge Agreement, the Trademark Security Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower and the Lender Group in connection with this Agreement.

               "Loan Party(ies)" means any and all Borrowers and Guarantors.

               "Loan Party Collateral" means, with respect to any Loan Party, such Loan Party's now owned or hereafter acquired right, title, and interest in and to each of the following:

                        (a) Accounts,

                        (b) Books,

                        (c) Equipment,

                        (d) General Intangibles,

                        (e) Inventory,

                        (f) Investment Property,

                        (g) Negotiable Collateral,

                        (h) Real Property Collateral,

                        (i) any "commercial tort claims" as that term is defined in the Code, as set forth on Schedule C-2 hereto,

                        (j) money or other assets of each such Loan Party that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                        (k) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, "commercial tort claims," deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

Notwithstanding anything to the contrary set forth in this definition of Loan Party Collateral, Loan Party Collateral shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that the foregoing exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the UCC or other applicable law or construed so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and liens upon any rights or interests of Loan Parties in or to the proceeds thereof, including, without limitation, monies due or to become due under any such contract, lease, permit, license charter or license agreement (including any Accounts).

               "Marking Quarter" means each of (i) Parent's fiscal quarter ended in March, 2003 and (ii) any fiscal quarter of Parent thereafter if prepayment of PIK Interest was not permitted pursuant to Section 2.2(c) during the immediately preceding fiscal quarter.

               "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Loan Parties, taken as a whole, (b) a material impairment of a Loan Party's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Loan Party.

               "Maturity Date" has the meaning set forth in Section 3.4.

               "Maximum Revolver Amount" means $40,000,000.

               "Member of the Controlled Group" means each trade or business, whether or not incorporated, which would be treated as a single employer with Loan Parties under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the IRC.

               "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Loan Party in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent and Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments, that encumber the Real Property Collateral and the related improvements thereto.

               "Multiemployer Plan" means a plan described in Section 3(37) of ERISA.

               "Negotiable Collateral" means all of Loan Parties' now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

               "Net Liquidation Percentage" means the percentage of the appraised blended value of Eligible Finished Goods Inventory and Eligible Raw
Materials Inventory under a conversion scenario that is estimated to be recoverable in an orderly liquidation of such inventory, such percentage to be as determined from time to time by a qualified appraisal company selected by Agent.

               "Non-Product Invoice Listing Report" means a Non-Product Invoice Listing Report in a form substantially similar to the report(s) delivered to Agent prior to the Closing Date.

               "Norwich" means OSG Norwich Pharmaceuticals, Inc., a Delaware corporation.

               "Notice of Direction" has the meaning set forth in Section 2.4(b)(vii).

               "Obligations" means (a) all loans (including the Term Loans), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, any Applicable Prepayment Premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Loan Parties to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Loan Parties are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

               "Officers' Certificate" means the representations and warranties of officers form submitted by Agent to Parent, together with the Loan Parties' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

               "Originating  Lender"  has  the  meaning  set  forth  in  Section
14.1(e).

               "OSG   Ivers-Lee"   means  OSG  Ivers-Lee   Inc.,  a  corporation
amalgamated under the laws of Ontario, Canada.

               "Overadvance" has the meaning set forth in Section 2.5.

               "Parent" has the meaning set forth in the preamble to this Agreement.

               "Participant" has the meaning set forth in Section 14.1(e).

               "Participant Register" has the meaning set forth in Section 14.1(i).

               "Patent Security Agreement" means a patent security agreement executed and delivered by Loan Parties and Agent, the form and substance of which is satisfactory to Agent.

               "Pay-Off Letter" means a letter, in form and substance satisfactory to Agent, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Loan Parties owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Loan Parties.

               "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

               "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

               "Permitted Dispositions" means (a) sales or other dispositions by OSG Ivers-Lee, any Borrower or its Restricted Subsidiaries of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales by OSG Ivers-Lee, any Borrower or its Restricted Subsidiaries of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by OSG Ivers-Lee, any Borrower or its Restricted Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by OSG Ivers-Lee, any Borrower or its Restricted Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) any individual sale or other disposition by OSG Ivers-Lee, any Borrower or its Restricted Subsidiaries of Equipment or Real Property Collateral consented to by all Lenders with Term Loan Commitments; provided, that, so long as no Default or Event of Default shall have occurred and be continuing and no Default or Event of Default shall result therefrom, such consent shall not be required if the amount (based upon net book value) of such Equipment or Real Property Collateral sold or otherwise disposed of does not exceed $750,000 in any calendar year and (f) sales or other dispositions by OSG Ivers-Lee, any Borrowers or their Restricted Subsidiaries of assets described on Schedule F-1 (to the extent set forth therein).

               "Permitted Holders" means Gordon + Morris Investment Partnership L.P., a Delaware limited partnership, HarbourVest Partners IV - Direct Fund, L.P., a Delaware limited partnership, HarbourVest Partners V - Direct Fund,
L.P., a Delaware limited partnership and ASC Investment Partners, L.P., a Delaware limited partnership.

               "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments by any Loan Party in any other Loan Party provided that if any such investment is in the form of Indebtedness, such Indebtedness investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement, (e) investments in Kolmar Mexico, in an aggregate amount not to exceed $250,000 outstanding at any one time and (f) the investment held by Parent to support its workers compensation obligations in Georgia, not to exceed $250,000.

               "Permitted Liens" means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, wage claimants, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance,
(h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent and Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments, and (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

               "Permitted Protest" means the right of Parent or any of its Subsidiaries, as applicable) to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that
(a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent's Liens.

               "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $2,500,000.

               "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

               "Personal Property Collateral" means all Collateral other than Borrowers' Real Property.

               "Piedmont"   means   Piedmont   Laboratories,   Inc.,  a  Georgia
corporation.

               "PIK Amount" means 25% of the amount of accrued PIK Interest as of the most recent Marking Quarter; provided, however, if the most recent Marking Quarter is four (4) or more fiscal quarters prior to the applicable fiscal quarter, then the PIK Amount shall be zero (0).

               "PIK Interest" means, as of any date of determination, the amount of all interest accrued with respect to the Term Loans that has been paid-in-kind by being added to the principal balance thereof in accordance with
Section 2.6(a)(ii).

               "PIK Margin" means 2.00 percentage points; provided, however, that if, as of any fiscal quarter of Parent commencing on or after Parent's fiscal year ended December 31, 2002, (i) the Term Loan Designee delivers to Agent and Parent the PIK Margin Adjustment Request, (ii) Agent does not dispute the calculations set forth in the PIK Margin Adjustment Request, and (iii) Leverage Ratio as of the last day of the immediately preceding 12-month period equals or is less than the following amount, then commencing on the first day of the fiscal month of Parent next following the receipt of the PIK Margin
Adjustment Request, "PIK Margin" shall have the meaning as set forth in the following table. The determination of Leverage Ratio for purposes of this definition shall be based upon (x) in the case of each month of each of Parent's fiscal years, other than the last month thereof, the internal financial statements delivered to Agent pursuant to Section 6.3(a) and accompanied by a Compliance Certificate showing the calculation of Leverage Ratio; and (y) in the case of the last fiscal month of each of Parent's fiscal years, the fiscal year end audited financial statements delivered to Agent pursuant to Section 6.3(b). Notwithstanding the foregoing, if Parent fails to deliver to Agent the financial statements required pursuant to Section 6.3, then for any such fiscal quarter the "PIK Margin" shall mean 2.00 percentage points.

        ------------------------------------------------------------------------
        Leverage Ratio                          PIK Margin means:
        ------------------------------------------------------------------------
        less than 2.7:1                         1.00 percentage points
        ------------------------------------------------------------------------
        less than 2.5:1                         0.00 percentage points
        ------------------------------------------------------------------------

               "PIK Margin  Adjustment  Request" means a written  statement that
(a) specifies that the Term Loan Designee is satisfied that the PIK Margin should be adjusted and sets forth the back-up calculations used in making such determination, reconciled against the financials delivered by Borrowers pursuant to Section 6.3 and (b) sets forth the adjusted PIK Margin.

               "PIK Request" means a written statement that (a) specifies that the Term Loan Designee is satisfied that the Borrowers are required to prepay PIK Interest in the applicable fiscal quarter pursuant to Section 2.2(c) and sets forth the back-up calculations used in making such determinations, reconciled against the financials delivered by Borrowers pursuant to Section 6.3 and (b) sets forth the calculation of applicable PIK Amount.

               "Plans" has the meaning set forth in Section 5.13(a).

               "Pledged Notes" means the promissory notes pledged to Agent, for the benefit of the Lenders, pursuant to the Securities Pledge Agreement.

               "PPSA" means the Personal Property Security Act (Ontario).

               "Prepayment Reserve" means a reserve established by Agent in the amount of the lesser of (i) $5,000,000 and (ii) fifty percent (50%) of the total of all prepayments of the Term Loans made by Borrowers in accordance with this Agreement.

               "Projections" means Parent's consolidated forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

               "Pro Rata Share" means:

                        (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders and (y) from and after the time the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Advances by (ii) the aggregate unpaid principal amount of all Advances,

                        (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders and (y) from and after the time the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Advances by (ii) the aggregate unpaid principal amount of all Advances,

                        (c) with respect to a Lender's obligation to make the Term Loans and receive payments of interest, fees, and principal with respect thereto, (x) prior to the Term Loan Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the aggregate Term Loan Commitments of all Lenders and (y) from and after the time the Term Loan Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's Term Loans by (ii) the aggregate unpaid principal amount of all Term Loans,

                        (d) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Total Commitment, by (ii) the aggregate amount of Total Commitments of all Lenders; provided, however, that, in each case, if all the Commitments have been terminated, Pro Rata Share shall be determined according to the Commitments in effect immediately prior to such termination.

               "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

               "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Loan Party and the improvements thereto.

               "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by a Borrower.

               "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

               "Register" has the meaning set forth in Section 14.1(h).

               "Registered Loan" has the meaning set forth in Section 2.13.

               "Registered Note" has the meaning set forth in Section 2.13.

               "Related Fund" means a fund or account managed by a Lender or an Affiliate of a Lender or its investment manager.

               "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

               "Reinvestment Period" has the meaning set forth in Section 2.4(b)(vii).

               "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601 or similar legislation in any jurisdiction.

               "Replacement Lender" has the meaning set forth in Section 15.2.

               "Report" has the meaning set forth in Section 16.17.

               "Required    Availability"    means   Excess   Availability   and
unrestricted cash and Cash Equivalents in an amount of not less than $5,000,000.

               "Required Lenders" means, at any time, (a) Agent and (b) Lenders whose Pro Rata Shares aggregate 51% of the Total Commitments, or if the Commitments have been terminated irrevocably, 51% of the Obligations (other than Bank Product Obligations) then outstanding.

               "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

               "Restricted Subsidiary" means any Subsidiary of Parent or any Borrower, other than the Unrestricted Subsidiaries.

               "Restructuring   Charges"   means  the  expenses  not  to  exceed
$7,000,000 incurred prior to June 30, 2003 in connection with the transactions described on Schedule R-2.

               "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

               "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

               "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

               "Sale/Casualty Proceeds" has the meaning set forth in Section 2.4(b)(vi).

               "SEC" means the United States Securities and Exchange Commission and any successor thereto.

               "Securities Account" means a "securities account" as that term is defined in the Code.

               "Securities   Pledge   Agreement"   means  a  securities   pledge
agreement, in form and substance satisfactory to Agent, executed and delivered by each Loan Party.

               "Senior Debt" means, as of the date of determination, the aggregate principal amount of outstanding Obligations of Borrowers.

               "Senior   Subordinated   Notes"  means  Parent's  10.875%  Senior
Subordinated Notes due 2006 issued pursuant to the Senior Subordinated Note Indenture.

               "Senior Subordinated Note Indenture" means that certain indenture dated as of March 3, 1998, by and between Parent, as issuer, the Guarantors named therein, and First Trust National Association, as trustee, as such indenture has been amended from time to time.

               "Senior Subordinated Note Indenture Documents" means the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other documents, agreements, exhibits instruments and schedules executed and delivered in connection therewith.

               "Settlement" has the meaning set forth in Section 2.3(f)(i).

               "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

               "Solvency Certificate" means a certificate substantially in the form of Exhibit S-1.

               "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform
Fraudulent Transfer Act) or is not an "insolvent person" (as such term is defined in the Bankruptcy and Insolvency Act (Canada)).

               "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

               "Subject Date" has the meaning set forth in Section 2.2(c).

               "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the Board of Directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

               "Swing Lender" means Foothill or any other Lender that, at the request of Parent and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

               "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

               "System Reserve" means a reserve established by Agent in the amount of $500,000, which reserve may be reduced by Agent upon Borrowers' completion of collateral audits (satisfactory in all respects to Agent).

               "Taxes" has the meaning set forth in Section 16.11(e).

               "Term Loans" has the meaning set forth in Section 2.2(b).

               "Term Loan Amount" means $30,000,000.

               "Term Loan Commitment" means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1

               "Term Loan Designee" means a Person identified to Agent in writing, by Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments.

               "Term Loan Margin" means 13.50% plus the PIK Margin.

               "Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

               "Trademark   Security   Agreement"  means  a  trademark  security
agreement executed and delivered by each Loan Party and Agent, the form and substance of which is satisfactory to Agent.

               "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers.

               "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

               "Unrestricted Subsidiaries" means those Subsidiaries of Parent that are identified on Schedule U-1 hereto.

               "U.S. Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Agent, each of which is among Agent, one of the Cash Management Banks, and certain of the Borrowers or Parent.

               "Voidable Transfer" has the meaning set forth in Section 17.7.

               "WARN" means the Worker Adjustment and Retraining Notification Act or a similar state, provincial or local law.

               "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

        1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries (excluding Norwich) on a consolidated basis unless the context clearly requires otherwise.

        1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

        1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof,"
"herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

        1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.      LOAN AND TERMS OF PAYMENT.

        2.1 Revolver Advances.

               (a) Subject to Section 2.2(b) and the other terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                             (x) the lesser of (i) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and

                                    (ii)  an  amount  equal  to  Loan   Parties'
                                    Collections with respect to Accounts for the immediately preceding 60 day period, plus

                             (y)    the lowest of

                                            (i) the sum of the following:

                                                   (A)  60%  of  the   value  of
                                    Eligible Finished Goods Inventory, plus

                                                   (B)  35%  of  the   value  of
                                    Eligible Raw Materials Inventory,

                                            (ii)  45% of the  amount  of  credit
                                    availability created by clause (x) above, and

                                            (iii) $13,500,000, minus

                             (z) the sum of (i) the Bank Products Reserve, (ii) the System Reserve, (iii) the Prepayment Reserve, and (iv) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

               (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Loan Parties are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Loan Parties to any Person to the extent secured by a Lien on, or trust over, any of the Loan Parties' Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Loan Parties' Collateral.

               (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

               (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

        2.2    Term Loans.

               (a) Subject to Section 2.2(b) and the other terms and conditions of this Agreement, each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make advances on the Closing Date (collectively, "Term Loans") to Borrowers in an aggregate amount equal to such Lender's Pro Rata Share of the Term Loan Amount. All outstanding Term Loans shall be repaid on the Maturity Date, on which date the unpaid balance of all Term Loans shall be due and payable in full, together with all accrued and unpaid interest on such amount. Subject to the last sentence of this Section 2.2(a), Borrowers may prepay all or any portion of the outstanding principal amount of the Term Loans at any time upon not less than 60 days prior written notice to Agent and each Lender with a Term Loan Commitment, provided that upon such prepayment, Borrowers shall also pay (i) the Applicable Prepayment Premium on the portion of the Term Loans prepaid and (ii) all accrued and unpaid interest on the principal amount so prepaid to the date of such prepayment. All Term Loans shall constitute Obligations. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Borrowers shall not prepay any principal in respect of Term Loans at any time unless (A) no Event of Default shall have occurred and be continuing on the date of such prepayment, nor shall an Event of Default result therefrom, (B) after giving effect to such prepayment, Borrowers shall have Excess Availability in an amount that equals or exceeds $10,000,000, (C) except with respect to prepayments pursuant to Section 2.2(c),such prepayment is in an increment or increments of at least $500,000 and (D) Borrowers shall not have made any other prepayments pursuant to this Section 2.2(a) during such fiscal quarter.

               (b)  Notwithstanding any provision of Section 2.1 or this Section
2.2 to the contrary, in no event shall any Lender be obligated to make any Advances to any Borrower under Section 2.1(a) if, after giving effect to such advances, the aggregate amount of all outstanding Advances and Term Loans made to Borrowers under Sections 2.1(a) and 2.2(a) would exceed the amount permitted under Section 4.12 and clause (ii) of the definition of Permitted Indebtedness, in each case in the Senior Subordinated Note Indenture.

               (c) Within 5 Business Days after Agent has received financial statements under Section 6.3(a) with respect to each fiscal quarter of Parent (the last day of such fiscal quarter being the "Subject Date"), the Term Loan Designee shall deliver to Agent and Parent the PIK Request, so long as (i) no Default or Event of Default shall have occurred and be continuing on the Subject Date; (ii) Borrowers shall have maintained EBITDA of at least $26,500,000 for the 12-month period immediately preceding the Subject Date; (iii) Borrowers shall have maintained a Leverage Ratio as of the Subject Date that equals or is less than 2.5:1; and (iv) after giving effect to the prepayment contemplated in the following sentence, Borrowers shall have Excess Availability in an amount that equals or exceeds $10,000,000. If Agent does not dispute the calculations set forth in the PIK Request, within 5 Business Days after Agent has receives the PIK Request, Borrowers shall prepay the applicable PIK Amount. The determinations of EBITDA and Leverage Ratio for purposes of this Section 2.2(c) shall be based upon financial statements for such fiscal quarter, delivered to Agent and the Term Loan Designee pursuant to Section 6.3(a) and accompanied by a Compliance Certificate showing the calculations of EBITDA and Leverage Ratio. Notwithstanding the foregoing, if Parent fails to deliver to Agent the financial statements required pursuant to Section 6.3, or if the Term Loan Designee fails to deliver to Agent the PIK Request, then for any such fiscal quarter such prepayment shall not permitted.

        2.3    Borrowing Procedures and Settlements

               (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date in the case of a request for an Advance or Term Loan specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $4,000,000 or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

               (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

               (c) Making of Advances.

               (i) In the event that Agent shall elect to have the terms of this
        Section 2.3(c) apply to a requested Borrowing as described in Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances (or Term Loans, as applicable), upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance (or its portion of the Term Loans) if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived (in accordance with Section 15.1 hereof), or (2) the requested Borrowing would exceed the Availability on such Funding Date.

               (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative

        Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance or Term Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance or Term Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance or Term Loan to be made by such other Lender on any Funding Date.

               (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance or Term Loan was funded by the other members of the Lender Group) or, if so directed by Parent and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Parent shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance or Term Loan and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Parent at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations

        (other than Bank Product Obligations) (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

               (d)      Making of Swing Loans.

               (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Administrative Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible for the LIBOR Option and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

               (ii) The Swing Loans shall be secured by Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

               (e)      Agent Advances.

               (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"); provided, that notwithstanding anything to the contrary contained in this Section 2.3(e), the aggregate principal amount of Agent Advances outstanding at any time, when taken together with the aggregate principal amount of Overadvances made in accordance with Section 2.3(i) hereof outstanding at any time, shall not exceed an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $4,000,000. Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Option and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

               (ii) Agent Advances shall be repayable on demand and secured by Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

               (f) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and Agent Advances shall take place on a periodic basis in accordance with the following provisions:

               (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (z) if a Lender's
        balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

               (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, and fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

               (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect, if any, of any letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

               (g) Notation. Agent shall record on its books the principal amount of the Advances and Term Loans owing to each Lender, including the Swing Loans owing to Swing

Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances and Term Loans in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

               (h) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) and Term Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance or Term Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

               (i) Optional Overadvances.

               (i) Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances (including a Swing Loan), the Revolver Usage does not exceed the Borrowing Base by more than $4,000,000, (B) after giving effect to such Advances (including a Swing Loan) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, (C) the aggregate principal amount of Overadvances made pursuant to this
        Section 2.3(i), when taken together with the aggregate principal amount of Agent Advances made pursuant to Section 2.3(e), does not exceed at any time an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $4,000,000 and (D) at the time of the making of any such Advance (including a Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

               (ii) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances

        (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers and intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

               (iii) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

        2.4    Payments.

               (a) Payments by Borrowers.

               (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

               (ii) Unless Agent receives notice from Parent prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

               (b) Apportionment and Application.

               (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including any letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. Subject to Sections 2.4(b)(vi) and (vii), all payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees) and all proceeds of Accounts or other Collateral received by Agent shall be applied as follows:

                        A. first,  to pay any Lender Group  Expenses then due to
               Agent under the Loan Documents, until paid in full,

                        B. second,  to pay any Lender Group Expenses then due to
               the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                        C. third, to pay any fees then due to Agent (for its separate accounts) under the Loan Documents until paid in full,

                        D. fourth, to pay any fees then due to any or all of the
               Lenders under the Loan Documents, on a ratable basis, until paid in full; provided, however, that if an Event of Default has occurred and is continuing, the priority of the payment of fees due in respect of Term Loans shall be deferred to item "fourteenth" below,

                        E. fifth,  to pay  interest  due in respect of all Agent
               Advances, until paid in full,

                        F. sixth,  ratably to pay interest due in respect of the
               Advances, the Term Loans (other than PIK Interest) and the Swing Loans, until paid in full; provided, however, that if an Event of Default has occurred and is continuing, the priority of the payment of interest due in respect of Term Loans shall be deferred to item "fifteenth" below,

                        G. seventh,  to pay the principal of all Agent  Advances
               until paid in full,

                        H. eighth, to pay the principal of all Swing Loans until
               paid in full,

                        I. ninth,  so long as no Event of Default  has  occurred
               and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Administrative Borrower or its Restricted Subsidiaries in respect of Bank Products, until paid in full,

                        J. tenth,  so long as no Event of Default  has  occurred
               and is continuing, to pay the principal of all Advances until paid in full,

                        K. eleventh, so long as no Event of Default has occurred
               and is continuing, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to Term Loans (including outstanding and unpaid PIK Interest), until paid in full,

                        L. twelfth, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to Agent, to be held by Agent, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount up to the amount of the Bank Products Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Administrative Borrower's and its Restricted Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                        M. thirteenth, if an Event of Default has occurred and is continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                        N. fourteenth, if an Event of Default has occurred and is continuing, ratably to pay any fees then due in respect of Term Loans, until paid in full,

                        O. fifteenth, if an Event of Default has occurred and is
               continuing, ratably to pay interest due in respect of the Term Loans (other than PIK Interest),

                        P. sixteenth, if an Event of Default has occurred and is
               continuing, to pay the outstanding principal balance of the Term Loans (including outstanding and unpaid PIK Interest), until paid in full,

                        Q. seventeenth, ratably to pay any other Obligations (including Bank Product Obligations) until paid in full, and

                        R.  eighteenth,   to  Borrowers  (to  be  wired  to  the
               Designated Account) or such other Person entitled thereto under applicable law.

        The application of these prepayments in a particular order shall in no way be deemed to represent an agreement on the part of any Lender that the amounts due it are subordinate in right of payment to the amounts due any other Lender, but rather shall be an agreement among the Lenders with respect to the order in which certain fees and expenses shall be paid, and the order in which loans shall be deemed to be prepaid.

               (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(f).

               (iii) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

               (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

               (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other and with the intent of the Lenders as expressed herein. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 and the intent of the Lenders as expressed herein shall control and govern.

               (vi) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document but subject to Loan Parties' rights under clause (vii) of this Section 2.4(b), all proceeds received by Agent, directly or indirectly, from (A) the sale or other disposition of, or in connection with any casualty, loss or condemnation of, any Loan Party Collateral consisting of Equipment or Real Property (the "Sale/Casualty Proceeds"), (x) if such Sale/Casualty Proceeds are in an amount less than or equal to $250,000 in the aggregate in any calendar year, shall be applied in accordance with Section 2.4(b)(i), and (y) if such Sale/Casualty Proceeds are in an amount in excess of $250,000 in the aggregate in any calendar year, shall be applied, first, to the Obligations in respect of the Term Loans then outstanding, and the remainder of such proceeds shall be applied in accordance with Section 2.4(b)(i); provided, that, if the Sale/Casualty Proceeds result from a disposition of the assets or Stock of any Loan Party or casualty, loss or condemnation of any Loan Party Collateral, and such assets, Stock or Loan Party Collateral includes both (1) Equipment and/or Real Property and (2) other assets, then such proceeds shall be applied as follows and in the following order: (i) first, an amount equal to the book value of the Eligible Loan Parties' Accounts Receivable and Inventory (determined at the time of such disposition or event resulting in such insurance or condemnation proceeds), shall be applied to the Advances until paid in full; (ii) second, an amount equal to the book value of the Equipment and/or Real Property (determined at the time of such disposition or event resulting in such insurance or condemnation proceeds) shall be applied first, to the Obligations in respect of the Term Loans until paid in full, and second, to the Obligations in respect of the Advances until paid in full; and
        (iii) third, the remaining proceeds shall be applied first, to the Obligations in respect of Advances until paid in full, second, to the Obligations in respect of the Term Loans until paid in full, and third, to all other Obligations until paid in full and (B) the sale or other disposition of the Stock of Norwich shall be applied on a pro rata basis to the Obligations in respect of the Advances and to the Obligations in respect of the Term Loans.

               (vii) Unless a Default or an Event of Default shall have occurred and be continuing, Loan Parties may apply the Sale/Casualty Proceeds that would otherwise be required to be applied to the Obligations in accordance with Section 2.4(b)(vi)(A) to replace, repair or otherwise restore the Equipment or Real Property subject to a sale, disposition, casualty, loss or condemnation by delivering a certificate (the "Notice of Direction") of an Authorized Person to Agent that (x) states in detail how Borrowers elect to apply such proceeds and (y) directs Agent to either:

                        A. deposit all such  Sale/Casualty  Proceeds into a Cash
               Collateral Account, which Sale/Casualty Proceeds when so deposited (w) shall constitute Loan Party Collateral, securing the payment of the Obligations then outstanding, (x) may be withdrawn by the Borrowers solely to replace, repair or restore the Loan Party Collateral consisting of Equipment or Real Property that was sold or otherwise disposed of, or the subject of the casualty, loss or condemnation, with other Equipment or Real Property that is useful in the business of the Borrowers; provided, that (1) such withdrawal must be made and such Loan Party Collateral replaced, repaired or restored within 180 days (the "Reinvestment Period") after the date of receipt by the applicable Loan Party of such proceeds in connection with the applicable sale, disposition, loss, casualty or condemnation (provided, that if the applicable Loan Party does not receive at least 75% of such proceeds on the date of such sale or similar disposition, then the applicable starting date for such 180-day period shall be the date of such sale or similar disposition),
               (2) the amount withdrawn may not exceed the amount of Sale/Casualty Proceeds deposited in connection with all such sales, dispositions, losses, casualties and condemnations, and
               (3) no Default or Event of Default shall have occurred and be continuing at the time of such withdrawal, and (y) upon the occurrence and during the continuance of a Default or an Event of Default, or after the Reinvestment Period shall have expired, shall be applied by Agent to the Obligations in respect of the Term Loans then outstanding in accordance with Section 2.4(b)(vi)(A), assuming for purposes of such application that the $250,000 basket set forth in Section 2.4(b)(vi)(A)(x) has been fully used, or

                        B. apply all such  Sale/Casualty  Proceeds  to repay the
               Obligations in respect of the Advances; provided, that (w) Agent shall establish a reserve against both the Maximum Revolver Amount and the Borrowing Base in the amount of such Sale/Casualty Proceeds, (x) Agent may release such reserve only in connection with the Borrowers obtaining an Advance in order to replace, repair or restore the Loan Party Collateral consisting of Equipment or Real Property sold or otherwise disposed of, or subject of a casualty, loss or condemnation, with other Equipment or Real Property that is useful in the business of the Borrowers and (y) notwithstanding anything to the contrary, including without limitation, the occurrence of an Event of Default (including the Events of Default described in Sections 8.4 or 8.5), if the proceeds of any Advance described in subclause (x) above are not used to replace, repair or restore Loan Party Collateral consisting of Equipment or Real Property within the Reinvestment Period, Agent, on behalf of the Borrowers, shall make an Advance or an Agent Advance in the amount of such Sale/Casualty Proceeds and shall use the proceeds of such Advance or Agent Advance to repay, ratably, the Obligations in respect of the Term Loans.

               Notwithstanding anything to the contrary contained in this clause (vii), (I) the sum of the aggregate amount of deposits in the Cash Collateral Account pursuant to subparagraph (A) above plus the aggregate amount of proceeds applied to the Advances pursuant to subparagraph (B) above shall not exceed the maximum amount of capital expenditures permitted pursuant to Section 7.20(b) in the applicable fiscal year; (II) Agent shall not comply with a Notice of Direction under this clause (vii) unless and until it receives (1) the Notice of Direction, satisfactory to Agent in its Permitted Discretion, and (2) written confirmation from Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments that they are satisfied with the Notice of Direction and (III) Agent shall not release the reserves established pursuant to subparagraph (B) above unless and until it receives evidence satisfactory to Agent in its sole discretion (including written confirmation from Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments) that Borrowers have used the proceeds of the Advances to replace, repair or restore the subject Loan Party Collateral within the Reinvestment Period in the manner described in the Notice of Direction. Any prepayments of the Term Loans hereunder would be subject to the Applicable Prepayment Premium as set forth in Section 2.2.

        The agreements of the parties concerning the application of proceeds from particular types of Loan Party Collateral shall be deemed to represent an agreement with respect to the order in which Obligations shall be prepaid and, under certain circumstances, commitments reduced, rather than an agreement among the parties that any payment due any Lender is subordinated to the payments due any other Lender.

        2.5 Overadvances. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to the Lender Group pursuant to

Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12 (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

        2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

                        (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows: (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is a Term Loan, at a per annum rate equal to the Term Loan Margin; provided, however, that so long as no Event of Default has occurred and is continuing, interest on the Daily Balance of the Term Loans at a per annum rate equal to PIK Margin shall, in the absence of an election by Borrowers to pay such interest in cash, be paid-in-kind, by being added to the principal balance of the Term Loan Amount (inclusive of any PIK Interest theretofore so added but exclusive of any amounts paid pursuant to Section 2.2(c)), and (iii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

               The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than 4.50%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                        (b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                        (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders in the case of all Obligations other than Obligations attributable to Term Loans, or at the election of Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments, in the case of Obligations attributable to Term Loans),

                                (i) all Obligations  (except for undrawn Letters
                        of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4.00 percentage points above the per annum rate otherwise applicable hereunder, and

                                (ii) the Letter of Credit fee provided for above
                        shall be increased to 4.00 percentage points above the per annum rate otherwise applicable hereunder.

                        (d) Payment. Except as provided in Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge and, Agent agrees to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in
Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the installments due and payable with respect to the Term Loans and including any amounts due and payable to Wells Fargo or its Affiliates in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder; provided, that, notwithstanding the foregoing, with respect to interest on a Term Loan, such amounts thereafter shall constitute Term Loans hereunder and shall accrue interest at the rate then applicable to Term Loans hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Base Rate Loans hereunder; provided, that, notwithstanding the foregoing, with respect to interest on a Term Loan, such amounts thereafter shall constitute Term Loans hereunder and shall accrue interest at the rate then applicable to Term Loans hereunder.

                        (e) Computation. Subject to the Interest Act (Canada) as applicable under the Canadian Security Documents, all interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                        (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

        2.7 Cash Management.

                        (a) Eligible Loan Parties shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of their Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Agent's name (a "Cash Management Account") at one of the Cash Management Banks.

                        (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Eligible Loan Parties, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to Agent's Account.

                        (c) So long as no Default or Event of Default has occurred and is continuing, Parent may amend Schedule 2.7(a) to add or replace a Cash Management Account Bank or Cash Management Account; provided, however, that
(i) such prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Eligible Loan Parties and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Eligible Loan Parties shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

                        (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Eligible Loan Parties are hereby deemed to have granted a Lien to Agent.

        2.8 Crediting Payments; Float Charge. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent's

Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrowers for one (1) Business Day of `clearance' or `float' at the rate applicable to Base Rate Loans under Section 2.6 on all Collections that are received by Borrowers (regardless of whether forwarded by the Cash Management Banks to Agent). This across-the-board one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging one (1) Business Day of interest on such Collections. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Agent.

        2.9 Designated Account. Agent is authorized to make the Advances and the Term Loans, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances and Terms Loans requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Parent, any Advance, Term Loan, Agent Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

        2.10 Maintenance of Loan Account; Statements of Obligations Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances and Term Loans (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Parent, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Parent, Parent shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

        2.11 Fees. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of any letter agreements between Agent and individual Lenders:

                        (a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to 0.375% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

                        (b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Agent the fees set forth in the Fee Letter, and

                        (c) Audit, Appraisal, and Valuation Charges. For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows: (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Loan Party performed by personnel employed by Agent,
(ii) the actual charges paid or incurred by Agent, for each appraisal of the Loan Party Collateral performed by personnel employed by Agent, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Loan Parties, to appraise the Loan Party Collateral, or any portion thereof, or to assess a Loan Party's business valuation; provided, that, notwithstanding the foregoing, so long as no Event of Default shall have occurred, Loan Parties shall not be responsible for the charges incurred in connection with (v) appraisals of Loan Party Collateral (other than Equipment, Inventory and Real Property) to the extent that such appraisals are conducted more frequently than two (2) times each calendar year (it being understood and agreed that the foregoing shall not prohibit or restrict Agent from performing, or causing the performance of, such appraisals more frequently than two (2) times each calendar year), (w) financial audits of Loan Parties to the extent that such audits are conducted more frequently than four (4) times each calendar year (it being understood and agreed that the foregoing shall not prohibit or restrict Agent from performing, or causing the performance of, such audits more frequently than four (4) times each calendar year), (x) appraisals of the Equipment and Real Property to the extent that such appraisals are conducted more frequently than one (1) time each calendar year (it being understood and agreed that the foregoing shall not prohibit or restrict Agent from performing, or causing the performance of, such appraisals more frequently than one (1) time each calendar year), (y) business valuation assessments to the extent that such assessments are conducted more frequently than one time each calendar year (it being understood and agreed that the foregoing shall not prohibit or restrict Agent from performing, or causing the performance of, such assessments more frequently than one time each calendar year) and (z) Inventory appraisals (it being understood and agreed that the foregoing shall not prohibit or restrict Agent from performing, or causing the performance of, any Inventory appraisals).

        2.12 Letters of Credit

                        (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Parent shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                        (i)  the  Letter  of  Credit   Usage  would  exceed  the
                Borrowing Base less the amount of outstanding Advances, or

                        (ii) the Letter of Credit Usage would exceed  $5,000,000
                or

                        (iii) the  Letter  of  Credit  Usage  would  exceed  the
                Maximum   Revolver   Amount  less  the  then  extant  amount  of
                outstanding Advances.

               Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Parent shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Parent prior to such time on such date, then not later than 11:00 a.m., California time, on (i) the Business Day that Parent receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to
Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

                        (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

                        (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following
Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

                        (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                        (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                        (f) If by  reason of (i) any  change  in any  applicable
law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the
Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority, including Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                        (i) any reserve,  deposit,  or similar requirement is or
                shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                        (ii) there shall be imposed on the Underlying  Issuer or
                the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Parent, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

               2.13 LIBOR Option.

                        (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                        (b) LIBOR Election.

                        (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day. Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

                        (ii) Each LIBOR Notice shall be irrevocable  and binding
                on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or
                (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Parent setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                        (iii) Borrowers shall have not more than 7 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                        (c) Prepayments. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b) above.

                        (d) Special Provisions Applicable to LIBOR Rate.

                        (i) The LIBOR Rate may be adjusted by Agent with respect
                to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Parent and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Parent may, by notice to such affected Lender (y) require such Lender to furnish to Parent a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                        (ii) In the event that any  change in market  conditions
                or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Parent and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

                        (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

                        (f) Registered Notes. Administrative Borrower agrees to record each Term Loan on the Register referred to in Section 14.1(h). Each Term Loan recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of each Term Loan, each Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance reasonably satisfactory to such Lender, and registered as provided in Section 14.1(h) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, each Term Loan may not be removed from the Register so long as it or they remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

        2.14 Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Parent and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

        2.15 Joint and Several Liability of Borrowers.

        (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of all Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

        (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any
Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

        (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

        (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

        (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances, Term Loans or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing

Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or any Agent or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or any Agent or Lender.

        (f) Each Person composing Borrowers represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of each Guarantor, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

        (g) Each of the Persons composing Borrowers waives all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Agent's or such Lender's rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise:

        (h) Each of the Persons composing Borrowers waives, to the extent permitted by applicable law, all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

                (i) Agent and Lenders may collect from such Borrower without first foreclosing on any Real Property Collateral or Personal Property Collateral pledged by Borrowers.

                (ii) If Agent or any Lender forecloses on any Real Property Collateral pledged by Borrowers:

                        A. The amount of the  Obligations may be reduced only by
                the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                        B. Agent and Lenders may collect from such Borrower even
                if Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

        (i) The provisions of this Section 2.15 are made for the benefit of Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this
Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

        (j) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

        (k) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and Agent shall deliver any such amounts to the Administrative Agent for application to the Obligations in accordance with Section 2.4(b).

        2.16 Judgment Currency.

                        (a) This is an international financial transaction in which the specification of a currency and payment in New York City is of the essence. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to Agent's Account in immediately available funds. To the fullest extent permitted by applicable law, the Obligations of each Loan Party to Agent and the Lenders under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in any other manner than to Agent's Account to the extent that the amount so paid after conversion under this Agreement and transfer to Agent's Account does not yield the amount of Dollars in New York City due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining or enforcing judgment against Loan Parties in any court in any jurisdiction in connection with this Agreement or any other Loan Document, it becomes necessary to convert into any other currency (such other currency being referred to as the "Judgment Currency") an amount due under this Agreement or any Loan Document in Dollars other than Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that would give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 2.16 being hereinafter referred to as the "Judgment Conversion Date").

                        (b) If, in the case of any proceeding in the court of any jurisdiction referred to in subsection (a) above, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, Loan Parties shall pay such additional amount (if any and in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. The term "rate of exchange" in this Section means the spot rate of exchange at which Agent would, on the relevant date at or about 12:00 noon (California time), be prepared to sell Dollars against the Judgment Currency.

                       (c) Any amount due from Loan  Parties  under this Section
2.16 shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Loan Document.

3.      CONDITIONS; TERM OF AGREEMENT.

        3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

                        (a) the Closing Date shall occur on or before October 30, 2002;

                        (b) Agent shall have received all financing statements required by Agent, duly authorized by the applicable Borrowers, and Agent shall have received searches reflecting the filing of all such financing statements;

                        (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                        (i) the Canadian Guarantees,

                        (ii) the Canadian Security Agreements,

                        (iii) the Control Agreements,

                        (iv) the Copyright Security Agreement,

                        (v) the Disbursement Letter,

                        (vi) the Due Diligence Letter,

                        (vii) the Fee Letter,

                        (viii) the Guarantor Security Agreement,

                        (ix) the Guaranty,

                        (x) the Intercompany Subordination Agreement,

                        (xi) the Mortgages,

                        (xii) the Officers' Certificate,

                        (xiii) the Patent Security Agreement,

                        (xiv) the Pay-Off Letter,  together with UCC termination
                statements (and Canadian equivalents) and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of the Loan Parties,

                        (xv) the Securities Pledge Agreement,  together with all
                Pledged Notes and certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

                        (xvi) the Trademark Security Agreement, and

                        (xvii) the U.S. Cash Management Agreements;

                        (d) Agent shall have received a certificate from the Secretary of each Borrower (i) attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same and (ii) certifying the names and true signatures of the officers of each Borrower authorized to sign each Loan Document;

                        (e) Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                        (f) Agent shall have received a certificate of status with respect to each Borrower, dated within 15 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

                        (g) Agent shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

                        (h) Agent shall have received a certificate from the Secretary of each Guarantor (i) attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantors are a party and authorizing specific officers of such Guarantor to execute the same, and (ii) certifying the names and true signatures of the officers of each Guarantor authorized to sign each Loan Document;

                        (i) Agent shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

                        (j) Agent shall have received a certificate of status with respect to each Guarantor, dated within 15 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantors is in good standing in such jurisdiction;

                        (k) Agent shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantors is in good standing in such jurisdictions;

                        (l) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments;

                        (m) Agent shall have received Collateral Access Agreements with respect to the following locations: (i) Outsourcing Services Group, Corporate Center, 25 Commerce Drive, Allendale, New Jersey 07401, (ii) Aerosol Services Company, 425 South Ninth Avenue, City of Industry, California 91746, (iii) Aerosol Services Company, 360 South Ninth Avenue, City of Industry, California 91746, (iv) Aerosol Services Company, 14955 Don Julian, City of Industry, California 91746, (v) Piedmont Laboratories, 2345 Monroe Drive,
Gainesville, Georgia 30507, (vi) Acupac Packaging, 55 Ramapo Valley Road, Mahwah, New Jersey 07430, (vii) Kolmar Laboratories, Neversink Avenue, Port Jervis, New York 12771, (viii) Precision Packaging and Services, 1120 Reed Road, Monroe, Ohio 45050, (ix) Precision Packaging and Services, 1301 Hook Drive, Middletown, Ohio 45042, and (x) OSG Ivers-Lee, 29/31 Hansen Road South, Brampton, Ontario, Canada L6W 3H7;

                        (n) Agent shall have received opinions of Borrowers' and Guarantors' counsel in form and substance satisfactory to Agent;

                        (o) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Loan Parties have been timely filed and all taxes upon Loan Parties or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                        (p) Borrowers shall have the Required Availability at Closing after giving effect to the initial extensions of credit hereunder;

                        (q) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent, (ii) an inspection of each of the locations where Inventory is located, the results of which shall be satisfactory to Agent, (iii) a distressed enterprise valuation of the Borrowers' businesses performed by an independent appraisal company acceptable to Agent, the results of which shall be satisfactory to Agent, and (iv) a quality of earnings analysis and confirmation of the reported trailing twelve months EBITDA (other than Norwich) of at least $21,700,000 as of May 31, 2002 by a financial professional acceptable to Agent, the results of which shall be satisfactory to Agent.

                        (r) Agent shall have received completed reference checks with respect to Borrowers' senior management, the results of which are satisfactory to Agent in its sole discretion;

                        (s) Agent shall have received an appraisal of the Net Liquidation Percentage applicable to Borrowers' Inventory and an appraisal of Equipment, the results of which shall be satisfactory to Agent;

                        (t) Agent shall have received Loan Parties' Closing Date Business Plan;

                        (u) Borrowers shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

                        (v) Agent shall have received mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent and Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Agent and Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments. In addition, Borrowers shall have paid to such title insurance company all expenses and premiums of such title insurance company in connection with the issuance of the Mortgage Policies and in addition shall have paid to such title insurance company an amount equal to the recording, stamp, mortgage and/or intangibles taxes payable in connection with the recording of the Mortgages in the appropriate county recording offices;

                        (w) Agent shall have received a real estate survey with respect to each parcel composing the Real Property Collateral (other than the property owned by Piedmont Laboratories located in Gainesville, Georgia and the property owned by Kolmar Canada located in Barrie, Ontario); the surveyors retained for such surveys, the scope of the surveys, and the results thereof shall be acceptable to Agent and Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments;

                        (x) Agent's senior credit committee shall have approved the execution of this Agreement and the transactions contemplated hereby;

                        (y) Each of Agent and its counsel shall have reviewed, and shall be satisfied in all respects, with the Senior Subordinated Note Documents, including, without limitation, (i) review of the executed Supplemental Indenture to the Senior Subordinated Note Indenture, dated as of October 29, 2002, and the related consent of the trustee thereto, and (ii) satisfaction that the obligations under the Senior Subordinated Note Documents are fully subordinated to the Obligations;

                        (z) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that Borrowers are in compliance with all covenants contained in the Senior Subordinated Note Documents after giving effect to the Borrowings made hereunder;

                        (aa) Loan Parties shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Loan Parties of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

                        (bb)  Wells  Fargo  shall  have   authorized   Agent  to
underwrite and hold a $40,000,000 Revolver Commitment;

                        (cc) Agent shall have conducted a field visit of Borrowers' facilities at 801 Garver Road, Monroe, Ohio 45050 and 55 Ramapo Valley Road Mahwah, New Jersey 07430, as part of an audit by or on behalf of Agent, and Agent shall be satisfied with the results thereof; and

                        (dd) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

        3.2 Conditions Subsequent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                        (a) within 30 days after the Closing Date, deliver to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and its counsel;

                        (b) within 60 days after the Closing Date, deliver to Agent a phase-I environmental site assessment report with respect to each parcel composing the Real Property Collateral; the environmental consultants and surveyors retained for such reports, the scope of the reports, and the results thereof shall be acceptable to Agent and Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments;

                        (c) Agent shall have conducted a field visit of Kolmar Canada and OSG Ivers-Lee as part of the first audit after the Closing Date by or on behalf of Agent, and Agent shall be satisfied with the results thereof;

                        (d) on or before November 30, 2002, Agent shall have received an ALTA as-built survey with respect to the property owned by Piedmont Laboratories located in Gainesville, Georgia; the surveyor retained for such survey, the scope of the survey, and the results thereof shall be acceptable to Agent and Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments;

                        (e) within 30 days after the Closing Date, Agent shall have received duly executed copies of the Canadian Cash Management Agreements, and such agreements shall be in full force and effect;

                        (f) within 30 days after the Closing Date, Parent shall have delivered to Agent Collateral Access Agreements with respect to the following locations: (i) 615 Crescent Avenue, Ramsey, New Jersey, 07446 and (ii) Kolmar Laboratories, 450 North Sheridan Street, Corona, California 92880; and

                        (g) within 15 days after the Closing Date, Borrowers shall have secured, with respect to the Real Property Collateral situated in Port Jervis, NY, flood insurance in an amount at least equal to $5,000,000.

        3.3 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                        (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                        (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                        (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates; and

                        (d) no Material Adverse Change shall have occurred.

        3.4 Term. This Agreement shall continue in full force and effect for a term ending on January 15, 2006 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

        3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge

Borrowers of their duties, Obligations, or covenants hereunder and Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any UCC termination statements (or Canadian equivalents), lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

        3.6 Early Termination by Borrowers. Borrowers have the option, at any time upon 60 days prior written notice by Parent to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon this Agreement and any letter agreements between Agent and individual Lenders). If Parent has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based this Agreement and upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

4.      CREATION OF SECURITY INTEREST.

        4.1 Grant of Security Interest. Each Borrower hereby grants to Agent, for the benefit of the Lender Group and (with respect to Bank Product Obligations) Wells Fargo and its

Affiliates, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Agent or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

        4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

        4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrowers that the Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by the applicable Borrower.

        4.4 Delivery of Additional Documentation Required. At any time upon the request of Agent, Borrowers shall execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, mortgages, surveys, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to perfect and continue perfected or better perfect Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Agent to execute any such Additional Documents in the applicable Borrower's name and authorize Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Borrowers shall (a) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers during the prior period, (b) to the extent required pursuant to Section 6.16, cause all patents, copyrights, and trademarks acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof, and (c) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable

Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

        4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

        4.6 Right to Inspect. Agent (through any of its officers, employees, or agents) shall have the right (so long as no Default or Event of Default shall have occurred and be continuing, during normal business hours), from time to time hereafter, to inspect the Books and to check, test, and appraise the Collateral in order to verify Loan Parties' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

        4.7 Control Agreements. Each Loan Party agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless each of the applicable Loan Party, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Loan Parties without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to Agent's Account.

        4.8 Commercial Tort Claims. Each Loan Party shall promptly notify Agent in writing upon incurring or otherwise obtaining a commercial tort claim, as that term is defined in the Code, after the date hereof against any third party and, upon request of Agent, promptly amend Schedule C-2 to this Agreement, authorize the filing of additional or amendments to existing financing statements and do such other acts or things deemed necessary or desirable by Agent to give Agent a security interest in any such commercial tort claim.

5.      REPRESENTATIONS AND WARRANTIES.

               In order to induce the Lender Group to enter into this Agreement, Parent and each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

        5.1 No Encumbrances. Each Loan Party has good and indefeasible title to its Loan Party Collateral and Real Property, free and clear of Liens except for Permitted Liens.

        5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Eligible Loan Parties' business, owed to Loan Parties without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Account that is identified by the Administrative Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

        5.3 Eligible Inventory. (a) All Eligible Finished Goods Inventory is of good and merchantable quality, free from defects. As to each item of Inventory that is identified by the Administrative Borrower as Eligible Finished Goods Inventory in a borrowing base report submitted to Agent, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Finished Goods Inventory.

               (b) All Eligible Raw Materials Inventory is of good and merchantable quality, free from defects. As to each item of Inventory that is identified by the Administrative Borrower as Eligible Raw Materials Inventory in a borrowing base report submitted to Agent, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Raw Materials Inventory.

        5.4 Equipment. All of the Equipment is used or held for use in Loan Parties' business and is fit, in all material respects, for such purposes.

        5.5 Location of Inventory and Equipment. Except as set forth on Schedule 5.5(a), the Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5(b).

        5.6 Inventory Records. Each Loan Party keeps correct and accurate, in all material respects, records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

        5.7 Location of Chief Executive Office; FEIN and Organizational I.D. Number. The chief executive office and other locations of each Loan Party is located at the address indicated in Schedule 5.7 and each Loan Party's FEIN and Organizational I.D. Number is identified in Schedule 5.7. Parent's exact legal name is as set forth in the first paragraph hereof and each Loan Party's exact legal name is as identified on the signature pages hereof and no Loan Party has been known by any other name other than those specified on Schedule 5.7.

        5.8 Due Organization and Qualification; Subsidiaries

                        (a) Each Loan Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                        (b) Set forth on Schedule 5.8(b) is a complete and accurate description of the authorized capital Stock of each Loan Party, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on
Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Loan Party's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 5.8(b), no Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                        (c) Set forth on Schedule 5.8(c) is a complete and accurate list of Parent's and each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent and the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                        (d) Except as set forth on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Parent's or any Borrower's Restricted Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Parent nor any Borrower or any of their respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Parent's or any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

        5.9 Due Authorization; No Conflict. (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

                        (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation that is material and applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower (including, without limitation, Section 4.12 of the Senior Subordinated Note Indenture) (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower.

                        (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, except where the failure to obtain such registration, consent, approval, notice or other action reasonably could not be expected to result in a Material Adverse Change.

                        (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                        (e) Upon proper filing of financing statements, fixture filings, and Mortgages, Agent's Liens will be validly created, perfected, and first priority Liens, subject only to Permitted Liens;

                        (f)  The  execution,   delivery,   and   performance  by
Guarantors of the Loan Documents to which they are parties have been duly authorized by all necessary action on the part of Guarantors.

                        (g) The execution, delivery, and performance by Guarantors of the Loan Documents to which they are parties do not and will not
(i) violate any provision of federal, provincial, state, or local law or regulation that is material and applicable to Guarantors, the Governing Documents of Guarantors, or any order, judgment, or decree of any court or other Governmental Authority binding on Guarantors, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Guarantors, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Guarantors, other than Permitted Liens, or (iv) require any approval of Guarantors' interestholders or any approval or consent of any Person under any material contractual obligation of Guarantors.

                        (h) The execution, delivery, and performance by Guarantors of the Loan Documents to which Guarantors are parties do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, except where the failure to obtain such registration, consent, approval, notice or other action reasonably could not be expected to result in a Material Adverse Change.

                        (i) The Loan Documents to which Guarantors are parties, and all other documents contemplated hereby and thereby, when executed and delivered by Guarantors will be legally valid and binding obligations of Guarantors, enforceable against Guarantors in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

        5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of the Loan Parties, threatened against Loan Parties, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Loan Parties, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

        5.11 No Material Adverse Change. All financial statements relating to Loan Parties that have been delivered by Loan Parties to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Loan Parties' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Loan Parties since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

        5.12 Fraudulent Transfer.

                        (a) Each Loan Party is Solvent.

                        (b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Loan Parties.

        5.13 Employee Benefits.

                        (a) Schedule 5.13 lists (i) all "employee benefit plans" within the meaning of Section 3(3) of ERISA and equivalent Canadian Employee Benefits Legislation, (ii) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of Loan Parties or Member of the Controlled Group, and (iii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, to which any Loan Party or any Member of the Controlled Group maintains, contributes to or has any obligation to or liability for (collectively, the "Plans").

                        (b) No Loan Party nor any Member of the Controlled Group has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan or multi employer plan within the meaning of Section 413(b) or (c) of the IRC.

                        (c) No Loan Party maintains or contributes to any welfare benefit plan which provides health benefits to an employee after the employee's termination of employment or retirement except as required under
Section 4980B of the IRC and Sections 601 through 608 of ERISA or equivalent Canadian Employee Benefits Legislation.

                        (d) Each Plan which is an "employee benefit plan", as defined in Section 3(3) of ERISA or equivalent Canadian Employee Benefits Legislation, complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Plan, including but not limited to ERISA, the IRC and Canadian Employee Benefits Legislation.

                        (e) All reports, forms and other documents required to be filed with any governmental entity with respect to any Plan (including summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate.

                        (f) Each Plan intended to qualify under Section 401(a) of the IRC has been determined by the Internal Revenue Service to so qualify after January 1, 1985, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under
Section 501 of the IRC. Nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the Plan and its related trust. Each Loan Party and each Member of the Controlled Group have timely and properly applied for a written determination by the Internal Revenue Service on the qualification of each such Plan and its related trust under Section 401(a) of the IRC, as amended by the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof, and Section 501 of the IRC. Each Plan has complied with the Canadian Employee Benefits Legislation applicable to this Section 5.13(f).

                        (g) All contributions for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been made prior to the Closing Date by Loan Parties in accordance with past practice and the recommended contribution in any applicable actuarial report.

                        (h) All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing Date.

                        (i)  As of  the  Closing  Date,  no  Plan  described  on
Schedule 5.13 and subject to Title IV of ERISA and Canadian Employee Benefits Legislation, and no employee benefit plan maintained by a Member of the Controlled Group and subject to Title IV of ERISA and equivalent Canadian
Employee Benefits  Legislation,  has benefit  liabilities (as defined in

Section 4001(a)(16) of ERISA and under equivalent Canadian Employee Benefits Legislation) exceeding the assets of such plan or has been completely or partially terminated.

                        (j) With respect to each Plan:

                        (i) no  prohibited  transactions  (as defined in Section
                406 or 407 of ERISA or Section 4975 of the IRC or under equivalent Canadian Employee Benefits Legislation) have occurred for which a statutory exemption is not available;

                        (ii) no reportable  event (as defined in Section 4043 of
                ERISA or under equivalent Canadian Employee Benefits Legislation) has occurred as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation or with the equivalent Canadian Governmental Authority;

                        (iii) no action or claims (other than routine claims for
                benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in
                Section 3(21) of ERISA or in equivalent Canadian Employee Benefits Legislation) of the Plan;

                        (iv) no Loan Party, nor any fiduciary, has any knowledge
                of any facts which could give rise to any such action or claim; and

                        (v) such Plan provides that it may be amended or terminated at any time and, except for benefits protected under
                Section 411(d) of the IRC or under equivalent Canadian Employee Benefits Legislation, all benefits payable to current employees, terminated employees or any beneficiary may be amended or terminated by any Loan Party at any time without liability.

                        (k) No Loan Party, nor any Member of the Controlled Group, has any liability or is threatened with any liability (whether joint or several) (i) for the termination of any single employer plan under Sections 4062 or 4064 of ERISA or any multiple employer plan under Section 4063 of ERISA or under equivalent Canadian Employee Benefits Legislation, (ii) for any lien imposed under Section 302(f) of ERISA, Section 412(n) of the IRC or under equivalent Canadian Employee Benefits Legislation, (iii) for any interest payments required under Section 302(e) of ERISA, Section 412(m) of the IRC or under equivalent Canadian Employee Benefits Legislation, (iv) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the IRC or under equivalent Canadian Employee Benefits Legislation, (v) for any minimum funding contributions under Section 302(c)(11) of ERISA, Section 412(c)(11) of the IRC or under equivalent Canadian Employee Benefits Legislation, (vi) to a fine under
Section 502 of ERISA or under equivalent Canadian Employee Benefits Legislation, or (vii) for any transaction within the meaning of Section 4069 of ERISA or under equivalent Canadian Employee Benefits Legislation.

                        (l) No Loan Party has incurred any withdrawal liability with respect to any Multiemployer Plan within the meaning of Sections 4201 and 4204 of ERISA or under equivalent Canadian Employee Benefits Legislation, and no liabilities exist with respect to withdrawals from any Multiemployer Plans which could subject any Loan Party to any controlled group liability under Section 4001(b) of ERISA or under equivalent Canadian Employee Benefits Legislation.

                        (m) All of the Plans listed on Schedule 5.13, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the IRC and Section 601 through 608 of ERISA and under equivalent Canadian Employee Benefits Legislation.

                        (n) True, correct and complete copies of all documents creating or evidencing any Plan listed on Schedule 5.13 have been delivered to Agent, and true, correct and complete copies of all reports, forms and other documents required to be filed with any governmental entity (including summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA and Canadian Employee Benefits Legislation) have been delivered to Agent. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements listed on Schedule 5.13.

                        (o) All expenses and liabilities relating to all of the Plans described on Schedule 5.13 have been, and will on the Closing Date, be fully and properly accrued on Loan Parties' books and records and disclosed in accordance with GAAP and in Plan financial statements.

                        (p) No Loan Party or any Member of the Controlled Group has any liability, contingent or otherwise, with respect to any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America or Canada, which plan, fund or similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA, the IRC or Canadian Employee Benefits Legislation

        5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to the Loan Parties' knowledge, none of the Loan Parties' properties or assets has ever been used by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport is in violation, in any material respect, of applicable Environmental Law, (b) none of the Loan Parties' properties or assets are currently or, to Loan Parties' knowledge, has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) none of the Loan Parties has received notice that an Environmental Lien has attached to any revenues or to any Real Property owned or operated by the Loan Parties, (d) all Loan Parties are in compliance with Environmental Laws in all material respects,
(e) there has been no Release in violation of Environmental Laws at any of the properties owned or operated by any Loan Party or a predecessor in interest (with respect to properties currently owned or operated by a Loan Party), or at any disposal or treatment facility which received

Hazardous Materials generated by such Loan Party or any predecessor in interest (with respect to properties currently owned or operated by a Loan Party), (f) no Environmental Actions have been asserted against any Loan Party or any predecessor in interest (with respect to properties currently owned or operated by a Loan Party) nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against such Loan Party or any predecessor in interest (with respect to properties currently owned or operated by a Loan Party), and (g) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest (with respect to properties currently owned or operated by a Loan Party).

        5.15 Brokerage Fees. Except as set forth on Schedule 5.15, Borrowers have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrowers in connection herewith.

        5.16 Intellectual Property.

                        (a) Each Loan Party owns, or holds licenses in, all Intellectual Property Rights that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16(a) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications and copyrights (including copyright registrations and applications) as to which each Loan Party is the owner or is a licensee.

                        (b) Each Loan Party represents and warrants that it has taken all actions reasonably necessary to protect its material Intellectual Property Rights, including, without limitation, (i) protecting the secrecy and confidentiality of such Loan Party's confidential information and trade secrets by limiting access thereto; and (ii) taking all actions reasonably necessary to ensure that no material trade secret of such Loan Party falls or has fallen into the public domain. Each Loan Party has only entered into such source code licenses as set forth in Schedule 5.16(b).

                        (c) No past or present employee or contractor of any Loan Party has any ownership interest, license, permission or other Intellectual Property Right in or to any material Intellectual Property Rights of such Loan Party that interferes with its value to or use by such Loan Party.

                        (d) Other than as set forth on Schedule 5.16, each Loan Party has made all necessary payments, filings and recordations to protect and maintain its interest in material Intellectual Property Rights in the United States or any other jurisdiction, including, without limitation, (i) making all necessary registration, maintenance, and renewal fee payments; and (ii) filing all necessary documents, including, without limitation, all applications for registration of copyrights, trademarks, and patents.

                        (e) No claim has been made and is continuing or, to the best of Loan Parties' knowledge, threatened that the use by any Loan Party of any item of General Intangibles is invalid or unenforceable or that the use by such Loan Party of any General Intangibles does or may violate the rights of any Person, other than any such claim which would not cause a Material

Adverse Change. To the best of each Loan Party's knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property Rights contained on Schedule 5.16(a).

                        (f) Other than as set forth on Schedule 5.16, each Loan Party has filed applications and taken any and all other actions reasonably necessary to register all material Copyrights, in good faith in accordance with the procedures and regulations of the U.S. Copyright Office (or any similar office of any other jurisdiction in which any such Copyrights are used).

        5.17 Leases. Loan Parties enjoy peaceful and undisturbed possession under all leases material to the business of Loan Parties and to which Loan Parties are a party or under which Loan Parties are operating. All of such leases are valid and subsisting and no material default by Loan Parties exists under any of them.

        5.18 DDAs. Set forth on Schedule 5.18 are all of the DDAs of each Loan Party, including, with respect to each depository, (i) the name and address of that depository, and (ii) the account numbers of the accounts maintained with such depository.

        5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Loan Parties in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Loan Parties in writing to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Loan Parties' good faith best estimate of its future performance for the periods covered thereby.

        5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Loan Party outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

        5.21 Senior Subordinated Note Indenture Documents. Parent has delivered to Agent true and correct copies of the Senior Subordinated Note Indenture Documents. All of the representations and warranties of Parent and any Loan Party in the Senior Subordinated Note Indenture Documents were at the time made or deemed made true and correct in all respects.

        5.22 Real Property Collateral. Set forth on Schedule R-1 is a true and complete list of all Real Property Collateral of Borrowers as of the Closing Date, including, with respect to each property, (i) whether such Real Property Collateral is owned or leased, (ii) the identity of the owner or lessee and
(iii) the location of such Real Property Collateral.

        5.23 Taxes and Payments. Loan Parties and their Subsidiaries have filed all federal, state and provincial income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all taxes and assessments payable by them which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Loan Parties and their Subsidiaries, in accordance with GAAP and for which Loan Parties and their Subsidiaries, as applicable, have provided adequate reserves (in the good faith judgment of the management of Loan Parties). Loan Parties have provided adequate reserves (in the good faith judgment of the management of Loan Parties) for the payment of all federal, state, province, local and foreign income taxes applicable for the current fiscal year to date. Except as set forth on Schedule 5.23, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Loan Party threatened, by any authority regarding any taxes relating to any of Loan Parties or their Subsidiaries that could reasonably be expected to result in a material liability to any Loan Party or their Subsidiaries. Except as set forth on Schedule 5.23, as of the Closing Date, none of the Loan Parties or their Subsidiaries have entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any of the Loan Parties or their Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of any Loan Parties or their Subsidiaries not to be subject to the normally applicable statute of limitations.

        5.24 Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding is pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party. None of the Loan Parties or any Member of the Controlled Group has incurred any liability or obligation under WARN, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, including equivalent Canadian provincial legislation, other than isolated and immaterial violations that, in the aggregate, would not result in a Material Adverse Change. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Loan Parties.

6.      AFFIRMATIVE COVENANTS.

               Each Borrower and Parent covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Borrowers and Parent shall and shall cause each of their respective Restricted Subsidiaries (and with respect to the covenants contained in Section 6.14, Borrowers and Parent shall cause each of their respective Subsidiaries) to do all of the following:

        6.1 Accounting System. Maintain a system of accounting that enables Loan Parties to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Loan Parties also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

        6.2 Collateral Reporting. Provide Agent with the following documents (with all applicable amounts to be reflected in Dollars) at the following times in form satisfactory to Agent:

================================================================================
Daily (a) a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, and

                      (b) notice of all returns, disputes, or claims.
--------------------------------------------------------------------------------
Monthly (not later (c) Inventory reports specifying each Loan Party's cost of than the 10th day its Inventory, by category, with additional detail showing
of each month)        additions to and deletions from the Inventory.

                      (d)  a  detailed   calculation   of  the  Borrowing   Base
                      (including detail regarding those Accounts that are not Eligible Accounts),

                      (e) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent,

                      (f) a summary aging, by vendor, of Loan Parties' accounts payable and any book overdraft,

                      (g) a calculation of Dilution for the prior month,

                      (h) a bill and hold report (in the case of Kolmar),

                      (i) a Non-Product Invoice Listing Report (in the case of Kolmar),

                      (j)  an  allowance   accrual  schedule  (in  the  case  of
                      Aerosol), and

                      (k) FG Reports (in the case of Piedmont).
--------------------------------------------------------------------------------
Quarterly             (l) a detailed list of each Loan Party's customers, and

                      (m) a report  regarding  each Loan  Party's  accrued,  but unpaid, ad valorem taxes.
--------------------------------------------------------------------------------
Upon request by       (n) copies of invoices in  connection  with the  Accounts,
Agent                 credit memos, remittance advices,  deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Loan Parties, purchase orders and invoices, and

                      (o) such other reports as to the Collateral, or the financial condition of Loan Parties, as Agent may request.
================================================================================

               In addition, each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

        6.3 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender:

                        (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years,

                        (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                        (ii) a certificate signed by the chief financial officer
                of Parent to the effect that:

                                A. the financial  statements delivered hereunder
                        have been prepared in accordance with GAAP (except for the order and details of presentation, the lack of footnotes and being subject to year-end audit adjustments, so long as such exceptions are consistent with financial statements delivered to Agent prior to the execution and delivery of this Agreement) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                                B. the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                                C. there does not exist any  condition  or event
                        that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto),

                        (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20,

                        (iv) a Solvency Certificate, and

                        (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                        (i) financial  statements of Parent and its Subsidiaries
                on a consolidated basis for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any "going concern" exception or qualification), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                        (ii) a  certificate  of such  accountants  addressed  to
                Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20, and

                        (iii) a  certificate  executed  by the  chief  financial
                officer of Parent stating that Parent and Loan Parties have paid all applicable deemed dividend taxes for the preceding fiscal year and setting forth the amount of such taxes,

                        (c) as soon as available, but in any event within 30 days after the start of each of Parent's fiscal years,

                        (i) copies of Loan Parties' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

                        (d) if and when filed by Parent or any Borrower,

                        (i) 10-Q quarterly  reports,  Form 10-K annual  reports,
                and Form 8-K current reports,

                        (ii) any other  filings  made by Parent or any  Borrower
                with the SEC,

                        (iii)  copies  of  Loan  Parties'   federal  income  tax
                returns, and any amendments thereto, filed with the Internal Revenue Service or Canada Customs and Revenue Agency, and

                        (iv) any other information that is provided by Parent to
                its shareholders generally,

                        (e) if and when filed by any Loan Party and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Loan Party conducts business or is required to pay any such excise tax, (ii) where any Loan Party's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Loan Party, or (iii) where any Loan Party's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                        (f) as soon as any Loan Party has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Loan Parties propose to take with respect thereto, and

                        (g)  upon  the  request  of  Agent,   any  other  report
reasonably requested relating to the financial condition of Loan Parties.

               In addition to the financial statements referred to above, Parent and Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis and that no Borrower, or any Restricted Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrowers that Agent reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agree that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

        6.4  Guarantor  Reports.   Cause  Guarantors  to  deliver  their  annual
financial statements at the time when Parent provides its audited financial statements to Agent.

        6.5 Return. Cause returns and allowances as between Eligible Loan Parties and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of the applicable Eligible Loan Party, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Eligible Loan Party, the applicable Eligible Loan Party promptly shall determine the reason for such return and, if the applicable Eligible Loan Party accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Eligible Loan Party, the applicable Eligible Loan Party promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

        6.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

        6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Loan Parties or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Loan Parties will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., (and their equivalent in any other jurisdiction, where applicable) federal, state or provincial disability, and local, state, provincial and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Loan Party has made such payments or deposits. Loan Parties shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which any Loan Party is required to pay any such excise tax.

        6.8 Insurance.

                        (a) At Borrowers' expense, maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent and Lenders whose Pro Rata Shares aggregate at least 51% of the Term Loan Commitments. Borrowers shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

                        (b) Parent shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses and settle any claims with the relevant insurers payable under any such insurance policies (other than liability insurance policies) in excess of $50,000, without any liability to Borrowers whatsoever in respect of such adjustments. Subject to Sections 2.4(b)(vi) and 2.4(b)(vii), any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

                        (c) Borrowers shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as additional named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Parent immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

                        (d) At Borrowers' expense, maintain a key man life insurance policy with respect to Joseph Healey in the amount equal to $10,000,000. Borrowers shall furnish Agent with an "Absolute Assignment" of such key man life insurance policy, shall record such "Absolute Assignment" with the issuer of the respective policy, and shall furnish proof of such issuer's acceptance of such assignment. All proceeds payable under such key man life insurance policy shall be payable to Agent to be applied on account of the Obligations in accordance with Section 2.4(b).

                        (e) Unless otherwise agreed or required, in furtherance of Section 6.8(a) above, at Borrowers' sole cost and expense, maintain, or cause to be maintained, the following policies of insurance, with respect to each parcel composing the Real Property Collateral:

                        (i) Casualty  insurance  against loss or damage by fire,
                lightning  and such other  perils as are  included in a standard
                "special form" policy (formerly known as an "all-risk" endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft in an amount equal to the greater of (A) the then full replacement cost of the improvements, without deduction for physical depreciation and (B) such amount that the insurer would not deem any Borrower a co-insurer under said policies. Each insurance policy required under this Section 6.8(e) shall contain a "Replacement Cost" provision or endorsement with a waiver of depreciation and an "Agreed Amount" or "No Coinsurance" provision or endorsement and shall have a deductible no greater than $1,000,000, or 7 days average value for time elements with respect to the insurance described in clause (iii) below.

                        (ii) Commercial General Liability insurance, including a
                broad form comprehensive general liability endorsement and coverages for broad form property damage, contractual damages and personal injuries (including death resulting therefrom) and containing minimum limits per occurrence of $1,000,000.00 and $2,000,000.00 in the aggregate for any policy year with a deductible no greater than $50,000 ($100,000 for the "Today's Sponge").

                        (iii) Rental loss and/or business interruption insurance
                in an amount equal to $20,000,000 covering a period of up to twelve (12) months.

                        (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed on the improvements (without exclusion for explosions).

                        (v) Flood insurance if any part of the Real Property Collateral is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, within fifteen (15) days after the Closing Date, in an amount at least equal to $5,000,000.

                        (vi) If the Real Property  Collateral is or ever becomes
                non-conforming with respect to zoning, ordinance or law coverage to compensate for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in such amounts as may be requested by the Borrowers.

                        (vii) Such other  insurance  as may from time to time be
                reasonably required by Agent in order to protect the interests of the Lenders.

        6.9 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5(b); provided, however, that Parent may amend Schedule 5.5(b) so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States or Canada, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement.

        6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

        6.11 Leases. Pay when due, taking into account any applicable grace periods, all rents and other amounts payable under any leases to which any Loan Party is a party or by which any Loan Party's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

        6.12 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from the Lender Group under this Agreement.

        6.13 Existence. At all times preserve and keep in full force and effect each Loan Party's valid existence and good standing and any rights and franchises material to Loan Parties' businesses.

        6.14 Environmental.

                        (a) Keep any property either owned or operated by any Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any Release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Loan Party and take, or cause to be taken, any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

        6.15 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

        6.16 Intellectual Property Rights.

                        (a) Each Borrower agrees that, should it obtain an ownership interest in any Intellectual Property Right which is not now a part of the Collateral, (i) any such Intellectual Property Right shall automatically become Collateral and (ii) with respect to any ownership interest in any material Intellectual Property Right that a Loan Party should obtain, it shall give prompt written notice thereof to Agent in accordance with Section 12 hereof. Each Borrower authorizes Agent to modify this Agreement by amending
Schedule 5.16(a) (and will cooperate reasonably with Agent in effecting any such amendment) to include any Intellectual Property Right which becomes part of the Collateral under this Section.

                        (b) With respect to material Intellectual Property Rights, each Borrower agrees, subject to the last sentence of this subsection, to take all necessary steps, including, without limitation, making all necessary payments and filings in connection with registration, maintenance, and renewal of copyrights, trademarks, and patents in the U.S. Copyright Office, the U.S. Patent and Trademark Office, any other appropriate government agencies in foreign jurisdictions, including the Canadian Intellectual Property Office ("CIPO"), or in any court, to maintain each such Intellectual Property Right. Each Borrower agrees to take corresponding steps with respect to each new or acquired material Intellectual Property Right to which it is now or later becomes entitled. Any expenses incurred in connection with such activities shall be borne solely by Borrower. No Loan Party shall discontinue use of or otherwise abandon any material Intellectual Property Right without the written consent of Agent, unless such Loan Party shall have previously determined that such use or the pursuit or maintenance of such registration is no longer desirable in the conduct of such Loan Party's business and that the loss thereof will not cause a Material Adverse Change, in which case, such Loan Party will give notice of any such abandonment to Agent pursuant to the terms of Section 12 hereof. Nothing in this subsection shall require any Loan Party to formally protect by registration any Intellectual Property Right that such Loan Party reasonably determines in good faith should be maintained only as a trade secret or that such Loan Party reasonably determines is not material to its business.

                        (c) Each Loan Party will continue to take all actions it recognizes as reasonably necessary to protect such Loan Party's material Intellectual Property Rights. Borrowers further agrees to give Agent prompt written notice in accordance with Section 12 hereof if any Loan Party enters into any agreements after the Closing Date pursuant to which it grants any right to a third party to use or access the source code of any computer software programs or applications of which such Borrower is the owner or licensee. Each Borrower authorizes Agent to modify this Agreement by amending Schedule 5.16(b) (and will cooperate reasonably with Agent in effecting any such amendment) to include any such additional license grant(s).

                        (d) Each Borrower agrees to notify Agent promptly and in writing if it learns (i) that any item of the Intellectual Property Rights contained on Schedule 5.16(a) may be determined to have become abandoned or dedicated or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Copyright Office, U.S. Patent and Trademark Office and any other appropriate government agencies in foreign jurisdictions, including CIPO, or any court) regarding any item of the Intellectual Property Rights that would cause a Material Adverse Change.

                        (e) In the event that any Loan Party becomes aware that any item of the General Intangibles is infringed or misappropriated by a third party, such Loan Party shall promptly notify Agent and shall take such actions as Loan Parties (after consulting with Agent) deem appropriate under the circumstances to protect such General Intangibles, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation, unless any such infringement or misappropriation would not cause a Material Adverse Change. Any expense incurred in connection with such activities shall be borne solely by Loan Parties.

                        (f) Borrowers agree that, should any Loan Party obtain an ownership interest in, or license of, material Copyrights after the Closing Date, Borrower shall, promptly after such acquisition, file applications and take any and all other actions reasonably necessary to register all such Copyrights in good faith in accordance with the procedures and regulations of the U.S. Copyright Office (or any similar office of any other jurisdiction in which any such Copyrights are used, including CIPO).

        6.17 Attendance at Board Meetings and Other Rights of GSC Partners. Parent covenants that it will permit GSC Partners to have one observer attend, participate by video or phone conference, each regular meeting of the Board of Directors of Parent. Parent will send to GSC Partners or its designee the notice of the time and place of any such meeting in the same manner and at the same time as notice is sent to the directors or committee members, as the case may be; provided, that GSC Partners or its designee shall always receive at least 24 hours' prior notice of any such meeting. Parent shall also provide to GSC Partners copies of all notices, reports, minutes, consents and other documents at the time and in the manner as they are provided to the board of directors or committees. The Board of Directors of Parent shall meet at least four (4) times per calendar year. In addition, GSC Partners shall have the right to (a) consult regularly with management of Parent and the Borrowers, (b) meet at least quarterly with management of Parent and the Borrowers, (c) visit the premises of Parent and the Borrowers, at reasonable times and in reasonable places, and (d) receive non-public information requested by GSC Partners.

        6.18 Asset Dispositions. Promptly report to Agent any sales or other dispositions by any Borrower or its Restricted Subsidiaries of Equipment or Real Property Collateral in an amount (based upon net book value) in excess of $50,000, on an individual basis, or $250,000, in the aggregate in any calendar year. Agent may, in its sole discretion, implement reserves for such sales or dispositions pursuant to Section 2.1(b).

        6.19 ERISA and Labor Matters. The Loan Parties shall notify the Agent of the following: (A) as soon as possible and in any event (1) within 10 days after any Loan Party or any Member of the Controlled Group thereof knows or has reason to know that any "reportable event" as defined under Section 4043(c) of ERISA or under equivalent Canadian Employee Benefits Legislation with respect to any Plan has occurred or (2) within 10 days after any Loan Party or any Member of the Controlled Group thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury or equivalent Canadian Governmental Authority for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the IRC or under equivalent Canadian Employee Benefits Legislation with respect to a Plan, (B) promptly and in any event within 3 days after receipt thereof by any Loan Party or any Member of the Controlled Group thereof from the PBGC or equivalent
Canadian Governmental Authority, copies of each notice received by any Loan Party or any Member of the Controlled Group thereof of the PBGC's or equivalent Canadian Governmental Authority's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after any Loan Party or any Member of the Controlled Group thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code or under equivalent Canadian Employee Benefits Legislation has not been made when due with respect to a Plan, (D) promptly and in any event within 3 days after receipt thereof by any Loan Party or any Member of the Controlled Group thereof from a sponsor of a Multiemployer Plan or from the PBGC or equivalent Canadian Governmental Authority, a copy of each notice received by any Loan Party or any Member of the Controlled Group thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or under equivalent Canadian Employee Benefits Legislation or indicating that such Multiemployer Plan may enter reorganization status under
Section 4241 of ERISA or under equivalent Canadian Employee Benefits Legislation, and (E) promptly and in any event within 10 days after any Loan Party or any Member of the Controlled Group thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such Member of the Controlled Group thereof.

        6.20 Excess Availability. Borrowers shall maintain at all times Excess Availability of at least $2,500,000.

7.      NEGATIVE COVENANTS.

               Each Borrower and Parent covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers and

Parent will not and will not permit any of their respective Restricted Subsidiaries to do any of the following:

        7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise
become  or  remain,   directly  or  indirectly,   liable  with  respect  to  any
Indebtedness, except:

                        (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

                        (b) Indebtedness set forth on Schedule 5.20;

                        (c) Permitted Purchase Money Indebtedness;

                        (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness; and

                        (e) Indebtedness comprising Permitted Investments.

        7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

        7.3 Restrictions on Fundamental Changes.

                        (a)    Enter    into    any    merger,    consolidation,
reorganization, amalgamations or recapitalization, or reclassify its Stock.

                        (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                        (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

        7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower or Restricted Subsidiary.

        7.5 Change Name. Change any Loan Party's name, FEIN, corporate structure or identity, or add any new fictitious name; provided, however, that a Loan Party may change its name upon at least 30 days' prior written notice by Parent to Agent of such change and so long as, at the time of such written notification, such Loan Party provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's Liens.

        7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Loan Parties or which are transmitted or turned over to Agent.

        7.7 Nature of Business. Make any change in the principal nature of Loan Parties' business.

        7.8 Prepayments and Amendments.

                        (a) Except in connection with a refinancing permitted by
Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party, other than (i) the prepayment of Purchase Money Indebtedness in an aggregate amount not to exceed $250,000 and (ii) the Obligations in accordance with this Agreement, and

                        (b) Except in connection with a refinancing permitted by
Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c), other than amendments to the Senior Subordinated
Note Indenture pursuant to Section 9.01(1) thereof.

        7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

        7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold (but excluding Inventory on bill and hold having a fair market value (determined in Agent's Permitted Discretion) in an aggregate amount not to exceed $500,000), sale or return, sale on approval, or other conditional terms of sale.

        7.11 Distributions. Except as set forth on Schedule 7.11, other than distributions or declaration and payment of dividends by an Eligible Loan Party to another Eligible Loan Party, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Loan Party's Stock, of any class, whether now or hereafter outstanding;

        7.12 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Loan Parties' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Loan Parties' financial condition.

        7.13 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Parent and its Restricted Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in deposit accounts or Securities Accounts in excess of $25,000 outstanding at any one time unless the Parent or any of its Restricted Subsidiaries, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) Agent's Liens in such Permitted Investments.

        7.14 Transactions with Affiliates. Except as set forth on Schedule 7.14, which sets forth Affiliate transactions currently being carried out and which may continue in accordance with past practices (but in no event to exceed the amounts set forth on Schedule 7.14), directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of Loan Parties' business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Loan Parties than would be obtained in an arm's length transaction with a non-Affiliate.

        7.15 Suspension. Suspend or go out of a substantial portion of its business.

        7.16 Compensation. Increase the annual fee or per-meeting fees paid to the members of its Board of Directors during any year by more than 25% over the prior year; pay or accrue total cash compensation, during any year, to its officers and senior management employees in an aggregate amount in excess of 125% of that paid or accrued in the prior year.

        7.17 Use of Proceeds. Use the proceeds of the Advances and the Term Loans for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

        7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without Parent providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, the applicable Loan Party provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

        7.19 Securities Accounts. Establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Account. Borrowers agree to not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

        7.20 Financial Covenants. (a) Fail to maintain:

                        (i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

        ------------------------------------------------------------------------
              Applicable Amount               Applicable Period
        ------------------------------------------------------------------------
                 $19,750,000                For the 12 month period
                                 ending on the last day of the fiscal month of
                                                September, 2002
        ------------------------------------------------------------------------
                 $19,350,000               For the 12 month period
                                 ending on the last day of the fiscal month of
                                                December, 2002
        ------------------------------------------------------------------------
                 $20,450,000                For the 12 month period
                                 ending on the last day of the fiscal month of
                                                  March, 2003
        ------------------------------------------------------------------------
                 $19,000,000                For the 12 month period
                                ending on the last day of the fiscal month of
                                                 June, 2003
        ------------------------------------------------------------------------
                 $20,150,000                For the 12 month period
                                 ending on the last day of the fiscal month of
                                                September, 2003
        ------------------------------------------------------------------------
                 $21,650,000                For the 12 month period
                                 ending on the last day of the fiscal month of
                                                December, 2003
        ------------------------------------------------------------------------
                 $21,650,000                For the 12 month period
                                     ending each fiscal quarter thereafter
        ------------------------------------------------------------------------

                        (ii) Leverage Ratio. Leverage Ratio, measured on a fiscal quarter-end basis, of not less than the applicable
                Leverage Ratio set forth in the following table for the applicable period set forth opposite thereto;

        ------------------------------------------------------------------------
          Applicable Leverage Ratio           Applicable Period
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
                     3.00                   For the 12 month period
                                 ending on the last day of the fiscal month of
                                                September, 2002
        ------------------------------------------------------------------------
                     3.00                   For the 12 month period
                                 ending on the last day of the fiscal month of
                                                December, 2002
        ------------------------------------------------------------------------
                     3.00                   For the 12 month period
                                 ending on the last day of the fiscal month of
                                                 March, 2003
        ------------------------------------------------------------------------
                     3.00                   For the 12 month period
                                 ending on the last day of the fiscal month of
                                                 June, 2003
        ------------------------------------------------------------------------
                     3.00                   For the 12 month period
                                 ending on the last day of the fiscal month of
                                                September, 2003
        ------------------------------------------------------------------------
                     2.75                   For the 12 month period
                                 ending on the last day of the fiscal month of
                                                December, 2003
        ------------------------------------------------------------------------
                     2.75                   For the 12 month period
                                     ending each fiscal quarter thereafter
        ------------------------------------------------------------------------

                        (iii) Interest Coverage Ratio.  Interest Coverage Ratio,
                measured on a fiscal quarter-end basis, of not less than the applicable Interest Coverage Ratio set forth in the following table for the applicable period set forth opposite thereto.

        ------------------------------------------------------------------------

         Applicable Interest Coverage         Applicable Period
                    Ratio
        ------------------------------------------------------------------------
                     1.30                   For the 12 month period
                                 ending on the last day of the fiscal month of
                                                September, 2002
        ------------------------------------------------------------------------
                     1.27                   For the 12 month period
                                 ending on the last day of the fiscal month of
                                                December, 2002
        ------------------------------------------------------------------------
                     1.29                   For the 12 month period
                                 ending on the last day of the fiscal month of
                                                  March, 2003
        ------------------------------------------------------------------------
                     1.14                   For the 12 month period
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
                                ending on the last day of the fiscal month of
                                                 June, 2003
        ------------------------------------------------------------------------
                     1.18                   For the 12 month period
                                 ending on the last day of the fiscal month of
                                                September, 2003
        ------------------------------------------------------------------------
                     1.26                   For the 12 month period
                                 ending on the last day of the fiscal month of
                                                December, 2003
        ------------------------------------------------------------------------
                     1.26                   For the 12 month period
                                     ending each fiscal quarter thereafter
        ------------------------------------------------------------------------

                        (b) Capital Expenditures. Make capital expenditures in any fiscal year in excess of the amount of $8,000,000 for each fiscal year; provided, that if the amount of capital expenditures actually made by Loan Parties during any fiscal year during the term of this Agreement is less than $8,000,000 (such difference, the "CapEx Deficiency"), then, so long as, as of the end of such fiscal year, (a) no Default or Event of Default then exists or has occurred and is continuing and (b) the Borrowers have Excess Availability in an amount that equals or exceeds $10,000,000 (after giving effect to payments that will be made by Borrowers in respect of, and in an amount deemed equal to, the capital expenditure amounts rolled over from the immediately preceding fiscal year pursuant to this Section 7.20(b)), the applicable limitation in the immediately succeeding fiscal year shall be equal to the sum of (x) $8,000,000 plus (y) the least of (I) the CapEx Deficiency, (II) $2,000,000 and (III) the amount of capital expenditures that would cause the Excess Cash Flow Ratio (after giving effect to payments that will be made by Borrowers in respect of, and in an amount deemed equal to, the capital expenditure amounts rolled over from the immediately preceding fiscal year pursuant to this Section 7.20(b)) to exceed 1.00. The determination of Excess Cash Flow Ratio for purposes of this
Section 7.20(b) shall be based upon Parent's financial statements delivered to Agent pursuant to Section 6.3(b)(i) and accompanied by a Compliance Certificate showing the calculation of Excess Cash Flow Ratio.

        7.21 ERISA

                        (a) Engage or permit any Loan Party or any Member of the Controlled Group to engage, in any transaction described in Section 4069 of ERISA or in equivalent Canadian Employee Benefit Legislation;

                        (b) engage, or permit any Loan Party or Member of the Controlled Group to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the IRC or in equivalent Canadian Employee Benefit Legislation for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor or equivalent Canadian Governmental Authority;

                        (c) adopt or permit any Loan Party or Member of the Controlled Group to adopt any plan or any employee welfare plan within the meaning of Section 3(1) of ERISA or in equivalent Canadian Employee Benefit Legislation which provides benefits to employees after termination of employment other than as required by Section 4980B of the IRC by equivalent Canadian Employee Benefit Legislation or applicable law;

                        (d) fail to make any contribution or payment to any Multiemployer Plan which it or any Member of the Controlled Group may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                        (e) fail, or permit any Loan Party or any Member of the Controlled Group to fail, to pay any required installment or any other payment required under Section 412 of the IRC or under equivalent Canadian Employee Benefit Legislation on or before the due date for such installment or other payment.

        8. EVENTS OF DEFAULT.

               Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

        8.1 If Loan Parties fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

        8.2 If (a) any Loan Party fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 or 6.3 and such failure or neglect continues for a period of five (5) days after the date on which such failure or neglect first occurs, or (b) any Loan Party fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in any other section of this Agreement or in any of the other Loan Documents; provided, however, that, during any period of time that any such failure or neglect of such Loan Party referred to in this Section 8.2 exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace period or the pre-condition of the giving of a notice, the Lenders shall be relieved of their obligations to extend any credit under this Agreement;

        8.3 If any material portion of any Loan Party's or any of Parent's Restricted Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

        8.4 If an Insolvency Proceeding is commenced by any Loan Party or any of its Restricted Subsidiaries;

        8.5 If an Insolvency Proceeding is commenced against any Loan Party, or any of its Restricted Subsidiaries, and any of the following events occur: (a) the applicable Loan Party or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Loan Party or any of its Restricted Subsidiaries, or (e) an order for relief shall have been entered therein;

        8.6 If any Loan Party or any of its Restricted Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

        8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any Loan Party's or any of its Restricted Subsidiaries' assets, where the obligation giving rise to the Lien, levy or assessment is in excess of $50,000, by the United States or Canada, or any department, agency, or instrumentality thereof, or by any state, province, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Loan Party's or any of its Restricted Subsidiaries' assets and the same is not paid on the payment date thereof;

        8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Loan Party's or any of its Restricted Subsidiaries' properties or assets, unless all such judgments and claims, in the aggregate, do not exceed $50,000;

        8.9 If there is a default in any material agreement to which any Loan Party or any of its Restricted Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Loan Party's or its Restricted Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

        8.10 If any Loan Party or any of its Restricted Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

        8.11 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by any Loan Party, its Restricted Subsidiaries, or any officer, employee, agent, or director of any Loan Party or any of its Restricted Subsidiaries;

        8.12 If the obligation of any Guarantor under the Guaranty or any Canadian Guarantees, as applicable, is limited or terminated by operation of law or by such Guarantor thereunder;

        8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

        8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that any Loan Party has any liability or obligation purported to be created under any Loan Document.

        8.15 An event related to a Plan which results in or could reasonably be expected to result in liability of any Loan Party in an aggregate amount in excess of $1,000,000.

9.      THE LENDER GROUP'S RIGHTS AND REMEDIES.

        9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrowers:

                        (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                        (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

                        (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of Agent's Liens in the Collateral and without affecting the Obligations;

                        (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                        (e) Cause Borrowers to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other assets of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of the Lender Group;

                        (f) Without notice to or demand upon any Loan Party, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with Agent's

Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                        (g) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by the Lender Group;

                        (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                        (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Each Borrower hereby grants to Agent a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                        (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                        (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                        (i) Agent  shall  give  Parent  (for the  benefit of the
                applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made; and

                        (ii) The notice shall be personally delivered or mailed,
                postage prepaid, to Parent as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                        (l) Agent, on the direction of the Lender Group, may credit bid and purchase at any public sale;

                        (m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                        (n) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                        (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Administrative Borrower (for the benefit of the applicable Borrower).

        9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.     TAXES AND EXPENSES.

               If any Loan Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Loan Party, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.     WAIVERS; INDEMNIFICATION.

        11.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Borrower may in any way be liable.

        11.2 The Lender Group's Liability for Collateral. Each Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

        11.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.     NOTICES.

               Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Parent or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Parent or to Agent, as the case may be, at its address set forth below:

           If to Parent or to
        Administrative Borrower:    OUTSOURCING SERVICES GROUP, INC.
                                    25 Commerce Drive
                                    Allendale, NJ  07401
                                    Attn: Perry Morgan
                                    Fax No. (201) 785-1365

               with copies to:

                                    PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                    695 Town Center Drive
                                    Seventeenth Floor
                                    Costa Mesa, California  92626
                                    Attn: Peter J. Tennyson, Esq.
                                    Fax: 714-979-1921

               If to Agent:         FOOTHILL CAPITAL CORPORATION
                                    One Boston Place
                                    Suite 1800
                                    Boston, MA 02108
                                    Attn: Business Finance Division Manager
                                    Fax No. (617) 722-9493

               with copies to:      MORRISON & FOERSTER LLP
                                    1290 Avenue of the Americas, 41st Floor
                                    New York, New York  10104-0050
                                    Attn:  Mark B. Joachim, Esq.
                                    Fax No: 212-468-7900

               Except as otherwise expressly provided in any Loan Document, each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

               Agent and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

               (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

               BORROWERS AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.     ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

        14.1 Assignments and Participations.

                        (a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee), assign and delegate to one or more assignees (each, an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except that such minimum amount shall not apply to an Affiliate of a Lender or to a Related Fund); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Parent and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Parent and Agent an Assignment and Acceptance in form and substance satisfactory to Agent, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) (x) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or (y) the assignee is an Affiliate (other than individuals) of a Lender or a Related Fund. Each Lender agrees to use reasonable efforts to discuss the identity of proposed Assignees and Participants to the extent practicable under the circumstances, except that such agreement by the Lenders shall not apply to any proposed Assignees and Participants that are Affiliates of a Lender or any Related Fund (it being understood that this provision shall not be deemed to require the consent of any Loan Party to any assignment or participation).

                        (b) From and after the date that Agent notifies the assignor Lender (with a copy to Parent) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

                        (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                        (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                        (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that
(i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating
Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to, this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, or (F) subordinate the Liens of Agents for the benefit of the Lender Group to the Liens of any other creditor of Borrowers; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 14.1(e) are solely for the benefit of the Lender Group, and Borrowers shall not have any rights as third party beneficiaries of such provisions.

                        (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

                        (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                        (h) Administrative Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of each Term Loan, as the case may be, held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Borrowers shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of an assignment or delegation covered by
Section 14.1(a)(y), the assigning Lender shall maintain a comparable Register on behalf of the Administrative Borrower.

                        (i) In the event that a Lender that is a registered owner of a Term Loan sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant
Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

        14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15.     AMENDMENTS; WAIVERS.

        15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Parent (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Parent (on behalf of all Borrowers) and acknowledged by Agent, do any of the following:

                        (a) increase or extend any Commitment of any Lender,

                        (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

                        (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                        (d) change the percentage of the Commitments that is required to take any action hereunder,

                        (e) amend, modify or waive this Section or any provision of this Agreement providing for consent or other action by all Lenders,

                        (f)  release  Collateral  other  than  as  permitted  by
Section 16.12,

                        (g) change the definition of "Required Lenders" or "Pro Rata Share,"

                        (h) contractually subordinate any of Agent's Liens,

                        (i) release any Loan Party from any obligation for the payment of money, or

                        (j) change the definition of Borrowing Base or the definitions of Eligible Accounts, Eligible Canadian Accounts, Eligible Finished Goods Inventory, Eligible Inventory,

Eligible Raw Materials Inventory, Maximum Revolver Amount, Term Loan Amount or change, modify or waive Section 2.1(b) or Section 2.4(b); or

                        (k)  amend,  modify  or waive any of the  provisions  of
Section 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.



        15.2 Replacement of Holdout Lender. If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

               Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and Term Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

        15.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16. AGENT; THE LENDER GROUP.

        16.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Foothill as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for the benefit of Agent, and the Lenders, and Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances and Term Loans, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

        16.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

        16.3 Liability of Agent. None of Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrowers or the books or records or properties of any of Borrowers' Restricted Subsidiaries or Affiliates.

        16.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

        16.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Defaults or Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Parent referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

        16.6 Credit Decision. Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons.

        16.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such

Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein or therein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

        16.8 Agent in Individual Capacity. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, lending, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

        16.9 Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

        16.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person

(other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

        16.11 Withholding Taxes.

                        (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, United States withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Parent:

                        (i) if such Lender claims an exemption from  withholding
                tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and
                (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Parent;

                        (ii) if such  Lender  claims  an  exemption  from,  or a
                reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Parent;

                        (iii) if such  Lender  claims that  interest  paid under
                this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Parent; and

                        (iv) such other form or forms as may be  required  under
                the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Parent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                        (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                        (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                        (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                        (e) All payments made by Borrowers hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of a Lender, including a change in the residence, place of organization, or principal place of business of a Lender, or a change in the branch or lending office of a Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this

Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrowers will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

        16.12 Collateral Matters.

                        (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Parent certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower owned any interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to a Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or any substantial portion of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Parent at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                        (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, absent Agent's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

        16.13 Restrictions on Actions by Lenders; Sharing of Payments.

                        (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                        (b) If, at any time or times any  Lender  shall  receive
(i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

        16.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

        16.15 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

        16.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

        16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

                        (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each, a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

                        (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

                        (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of Borrowers' personnel,

                        (d) agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (i) to counsel for and other advisors, accountants, and auditors to such Lender, (ii) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, provided, that such Assignee or Participant has agreed or agrees to be bound by the terms of this Section 16.17, (iii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (iv) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Parent of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

                        (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report, harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Parent the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Parent, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Parent a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

        16.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

        16.19 Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Morrison & Foerster LLP ("Morrison") only has represented and only shall represent Foothill in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Morrison does not represent it in connection with any such matters.

17.     GENERAL PROVISIONS.

        17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.

        17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

        17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

        17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        17.5 Amendments in Writing. This Agreement only can be amended by a writing in accordance with Section 15.1.

        17.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

        17.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Loan Party or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state, provincial or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Loan Parties automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

        17.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

        17.9 Kolmar as Agent for Borrowers. (a) Each Borrower hereby irrevocably appoints Kolmar as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit.

                        (b) Each Borrower hereby irrevocably appoints and authorizes Parent to provide Agent with all notices with respect to Advances, Term Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

                        (c) It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of
(a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of Parent or the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

                         [Two signature pages to follow]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                             OUTSOURCING SERVICES GROUP, INC.
                             a Delaware corporation, as Parent

                             By:   /s/ Perry Morgan
                                   ------------------------
                             Title: Vice President and Chief Financial Officer

                             AEROSOL SERVICES COMPANY, INC.
                             a California corporation, as Borrower

                             By:    /s/ Perry Morgan
                                    ------------------------
                              Title: Vice President and Chief Financial Officer


                             PIEDMONT LABORATORIES, INC.
                             a Georgia corporation, as Borrower

                             By:    /s/ Perry Morgan
                                    ------------------------
                             Title: Vice President and Chief Financial Officer


                             ACUPAC PACKAGING, INC.
                             a New Jersey corporation, as Borrower

                             By:    /s/ Perry Morgan
                                    ------------------------
                             Title: Vice President and Chief Financial Officer

                             KOLMAR LABORATORIES, INC.
                             a Delaware corporation, as Borrower

                             By:     /s/ Perry Morgan
                                    ------------------------
                             Title: Vice President and Chief Financial Officer

                             PRECISION PACKAGING AND SERVICES, INC.
                             an Ohio corporation, as Borrower

                             By:    /s/ Perry Morgan
                                    ------------------------
                             Title: Vice President and Chief Financial Officer

                             FOOTHILL CAPITAL CORPORATION,
                             a California corporation, as Agent and as a Lender

                             By:    /s/ Katy Brooks
                                    ------------------------
                             Title:  Vice President


                                      -2-